UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12
PAR TECHNOLOGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
April 20, 2022
Dear Fellow Stockholder:
I am pleased to invite you to PAR Technology Corporation’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Friday, June 3, 2022 at 10:00 a.m. (Eastern Time). The Annual Meeting will be a completely virtual meeting. You will be able to attend and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/PAR2022, where you will be able to vote your shares electronically and submit questions. Information about how to attend and participate in the Annual Meeting is included in the accompanying proxy materials.
The attached Notice of 2022 Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by telephone, by the Internet or, if you received a printed copy of the proxy materials, by completing, signing and dating your proxy card and returning it in the envelope provided. Voting by proxy now will not limit your right to change your vote or to attend the Annual Meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support, interest and investment in PAR Technology Corporation.
Sincerely,

Savneet Singh, Chief Executive Officer and President

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
NOTICE OF
2022 ANNUAL MEETING OF STOCKHOLDERS
Dear PAR Technology Corporation Stockholder:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of PAR Technology Corporation, a Delaware corporation (the “Company”, “PAR”, “we”, “us”, or “our”) will be held as follows:
Date:	Friday, June 3, 2022

Time:	10:00 a.m. (Eastern Time).

Meeting:	The Annual Meeting will be a completely virtual meeting.

To attend and participate in the Annual Meeting, if you are a registered holder, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. If you are a beneficial owner and your shares are registered in the name of a broker, bank, or other nominee and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or notice. Otherwise, beneficial owners should contact their broker, bank or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend and participate in the Annual Meeting. Stockholders will be able to vote and submit questions during the Annual Meeting.

Place:	Virtual-only via the Internet at www.virtualshareholdermeeting.com/PAR2022.

Record Date:	April 11, 2022.

Items of Business:	To elect the six (6) director nominees named in the accompanying proxy statement to serve until the 2023 annual meeting of stockholders;

To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

To approve an amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to increase the number of shares of common stock available to be issued under the plan;

To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022; and

To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

A complete list of registered stockholders will be available at least 10 days prior to the Annual Meeting at our corporate headquarters, 8383 Seneca Turnpike, New Hartford, New York 13413. This list will also be available for examination by stockholders of record during the Annual Meeting at www.virtualshareholdermeeting.com/PAR2022.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on Friday, June 3, 2022 at 10:00 a.m. (Eastern Time).
This Notice of 2022 Annual Meeting of Stockholders, Proxy Statement, and 2021 Annual Report on
Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors,

Savneet Singh,
Chief Executive Officer and President
New Hartford, New York
April 20, 2022
Whether or not you plan to attend the Annual Meeting, please vote your shares by telephone, by the Internet or, if you received a printed copy of the proxy materials, by completing, signing and dating your proxy card and returning it in the envelope provided. Voting by proxy now will not limit your right to change your vote or to attend the Annual Meeting.

Proxy Statement	1
Information About the Proxy Materials and Voting	1
Proposal 1 - Election of Directors	5
Directors	5
Corporate Governance	7
Environmental, Social and Governance	10
Report of the Audit Committee	12
Transactions with Related Persons	12
Director Compensation	14
Executive Officers	15
Security Ownership of Certain Beneficial Owners and Management	17
Compensation Discussion and Analysis	19
Compensation Committee Report	29
Proposal 2 - Non-Binding, Advisory Vote to Approve the Compensation of our Named Executive Officers	37
Proposal 3 - Approval of an amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to increase the number of shares of common stock available to be issued under the plan	38
Proposal 4 - Ratification of the Appointment of Deloitte & Touche LLP as our Independent Auditors	43
Principal Accounting Fees and Services	44
Equity Compensation Plan Information	45
2023 Annual Meeting	46
Amendment to Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan	Appendix A-1

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
April 20, 2022
2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 3, 2022
PROXY STATEMENT
This proxy statement is being furnished to the stockholders of PAR Technology Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Friday, June 3, 2022 at 10:00 a.m. (Eastern Time) virtually via the Internet at www.virtualshareholdermeeting.com/PAR2022. This proxy statement and proxy card or Notice of Internet Availability of Proxy Materials are first being sent or made available to our stockholders on or about April 20, 2022.
INFORMATION ABOUT THE PROXY MATERIALS AND VOTING
Who is entitled to notice and to vote at the Annual Meeting?
Only stockholders of record of our common stock at the close of business on April 11, 2022, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On April 11, 2022, there were 27,058,804 shares of common stock outstanding. Each share of common stock is entitled to one vote.
Distribution of Proxy Materials; Notice of Internet Availability of Proxy Materials (the “Notice”).
As permitted by the rules of the Securities and Exchange Commission (“SEC”), on or about April 20, 2022, we sent the Notice to our stockholders of record as of April 11, 2022. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), on the Internet at www.proxyvote.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice, including an option to request paper copies on an ongoing basis. The Notice also instructs you on how to vote through the Internet or by telephone.
Who is paying for this proxy solicitation?
We are paying the costs of the solicitation of proxies. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $8,000 plus out-of-pocket expenses.
Stockholder of Record; Shares Registered in Your Name.
If on April 11, 2022 your shares were registered directly in your name, then you are a stockholder of record and you may vote on the matters to be voted upon at the Annual Meeting. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/PAR2022 and vote your shares if you have already voted by proxy (see “Can I change my vote after submitting my proxy?” below).

Beneficial Owners; Shares Registered in the Name of a Broker, Bank, or Other Nominee.
If on April 11, 2022 your shares were not registered in your name, but rather in the name of a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization, which is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote your shares. You are also invited to attend the Annual Meeting. Beneficial owners whose voting instruction form or the Notice indicates that they may vote their shares through the http://www.proxyvote.com website may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or the Notice. Otherwise, beneficial owners should contact their broker, bank or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend and participate in the Annual Meeting. If you have any questions about your control number or how to obtain one, please contact the broker, bank or other nominee that holds your shares.
Participating in the Annual Meeting.
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location.
The meeting will be conducted via an audio webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/PAR2022 and enter the 16-digit control number included on your Notice or on your proxy card or voting instruction form, or otherwise provided to you by your broker, bank or other nominee. You may begin to log into the meeting platform beginning at 9:45 a.m., Eastern Time, and the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on June 3, 2022.
If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PAR2022, type your question into the “Ask a Question” field, and click “Submit.” We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Matters to be voted on at the Annual Meeting.
We are asking our stockholders to consider and vote on the following matters:
•	Proposal 1:	Election of the six (6) director nominees named in this proxy statement to serve until the 2023 annual meeting of stockholders;
•	Proposal 2:	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
•	Proposal 3:	Approval of an amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to increase the number of shares of common stock available to be issued under the plan;
•	Proposal 4:	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022; and
•	Other business, if properly raised.
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals named on the proxy card will vote your shares in their discretion on such matters.
How do I vote my shares?
Stockholders may vote their shares over the Internet, by telephone or during the Annual Meeting by going to www.virtualshareholdermeeting.com/PAR2022. If you requested and/or received printed proxy material, including a printed version of the proxy card, you may also vote by mail.
•
By Internet (before the Annual Meeting). You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2022. If you are a beneficial owner, the availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2022. If you are a beneficial owner, the availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•	By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope.
•
During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting/PAR2022. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form or otherwise provided to you by your broker, bank or other nominee. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.

Can I change my vote after submitting my proxy?
Yes, if you are a stockholder of record, you can revoke your proxy prior to its exercise at the Annual Meeting by:
•	Submitting another completed and signed proxy card bearing a later date;
•	Granting a subsequent proxy by telephone or through the Internet;
•	Giving written notice of revocation to PAR Technology Corporation’s Corporate Secretary; and
•	Attending the Annual Meeting and voting by following the instructions described in this proxy statement. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current vote will be counted. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will need to follow the instructions provided by your broker, bank, or other nominee as to how you may revoke your proxy.
What constitutes a quorum?
A majority of the shares of our common stock outstanding and entitled to vote on April 11, 2022 must be present at the Annual Meeting to constitute a quorum and to conduct business at the Annual Meeting. For purposes of determining whether a quorum exists, shares represented by proxy and in attendance online at the Annual Meeting, as well as any abstentions and broker non-votes will be counted for purposes of establishing a quorum. An “abstention” occurs when a stockholder affirmatively declines to vote on a proposal. A broker non-vote occurs when shares held by a broker, bank or other nominee in “street name” are not voted with respect to one or more proposals because the nominee did not receive voting instructions from the beneficial owner of the shares on non-routine proposals for which the nominee lacks discretionary voting power to vote the shares.

What vote is required to approve each proposal?
Proposal		Voting Options	Vote Required	Effect of Votes
1	Election of Directors	“For” or “Withhold”	A plurality of votes cast (which means the six (6) director nominees receiving the most “For” votes will be elected).	“Withhold” votes and broker non-votes will have no effect on the results.

2	Non-Binding, Advisory Vote to Approve the Compensation of our Named Executive Officers	“For”, “Against” or “Abstain”	A vote “For” by a majority of votes cast.	Abstentions and broker non-votes will have no effect on the results. This advisory vote on executive compensation is non-binding on the Board.

3	Amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan to Increase the Number of Shares of Common Stock available to be issued under the plan	“For”, “Against” or “Abstain”	A vote “For” by a majority of votes cast.	Abstentions and broker non-votes will have no effect on the results.

4	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Auditors for the fiscal year ending December 31, 2022	“For”, “Against” or “Abstain”	A vote “For” by a majority of votes cast.	Abstentions will have no effect on the results of the vote. Brokers, banks and other nominees have discretionary authority to vote on this proposal.
What if I return a proxy card but do not make specific choices?
All properly signed proxies returned in time to be counted at the Annual Meeting will be voted by the named proxies at the Annual Meeting. Where you have specified how your shares should be voted on a matter, your shares will be voted in accordance with your instructions; if you properly sign your proxy card, but you do not indicate how your shares should be voted on a matter, your shares will be voted as the Board recommends. The Board recommends a vote “For” the six (6) director nominees identified in Proposal 1 and “For” Proposals 2-4.
What is “householding” and how does it work?
If you are the beneficial owner of shares held in “street name”, the broker, bank, or other nominee that holds your shares may deliver a single Notice of 2022 Annual Meeting of Stockholders, proxy statement and 2021 Annual Report, along with individual proxy cards, or individual voting instruction forms to any household at which two or more stockholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge Financial Solutions by calling 1-866-540-7095, or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attn: Householding Department. If you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Attn: Investor Relations, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413 or (315) 738-0600.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors is set at six (6) directors, and at the Annual Meeting stockholders will vote to elect the six (6) director nominees to serve until the 2023 annual meeting of stockholders. All director nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee (“NCGC”). Each director nominee was elected by our stockholders at the 2021 annual meeting of stockholders. The Board has no reason to believe that any of the director nominees are unable or unwilling to serve, and each director nominee has consented to be named in this proxy statement and to serve if elected.
Director Nominees
The following table sets forth information about the Company’s directors, who are also the director nominees:
Directors and Director Nominees	Age	Director Since	Positions and Offices	Independent(1)
Savneet Singh	38	2018	Chief Executive Officer and President of the Company and President of ParTech, Inc.	No
Keith E. Pascal	57	2021		No
Douglas G. Rauch	70	2017		Yes
Cynthia A. Russo	52	2015		Yes
Narinder Singh	48	2021		Yes
James C. Stoffel	76	2017		Yes
(1)	Independent under the listing standards of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines.
The Board of Directors unanimously recommends a vote “For” the election to the Board of each of the above director nominees.
DIRECTORS
Directors and Director Nominees
Below are summaries of the background, business experience and description of the principal occupation of our directors, who are also the director nominees.
Savneet Singh. Mr. Singh’s biographical information is set forth below under “Executive Officers”.
Keith E. Pascal. Mr. Pascal has served as Vice President and Secretary of Act III Holdings, LLC, a Boston-based investment fund, since March 2018. In addition, since 2008, Mr. Pascal has served as President and Founder of 12:51:58 MW LLC, a provider of an enterprise software platform for global restaurant and retail operators. From January 2015 to March 2018, Mr. Pascal worked for Panera Bread where he served as a consultant and was named Chief Concept Officer in November 2017. Mr. Pascal served as CEO of Goji, a developer of high-tech cooking technology, from 2010 to 2012, as the CEO of Torex Retail PLC Hospitality Division from 2006 to 2008, and as Founder and CEO of Savista, a point of sale software and business process outsourcing company serving the global restaurant industry, from 1999 to 2006. Mr. Pascal started his career in operations at McDonald’s Corp. In addition, Mr. Pascal has served as a director of BJ’s Restaurants, Inc. (NASDAQ: BJRI) since May 2020. He brings over 30 years of restaurant operations and executive experience, with both privately-held and publicly-held national restaurant chains, and significant experience in the restaurant industry, as both an investor and as a director.
Douglas G. Rauch. Mr. Rauch spent 31 years with Trader Joe’s Company, the last 14 years as a President until his retirement in June 2008. Since June 2015, Mr. Rauch has served as the Founder/President of Daily Table, an innovative non-profit retail solution to bring affordable nutrition to the food insecure in Boston’s inner city. He previously served as CEO of Conscious Capitalism, Inc. from August 2011 to July 2017, where he continues to serve as a director. Since February 2020, Mr. Rauch has served as a director of Sprouts Farmers Market, Inc. (NASDAQ: SFM), a grocery store offering affordable, fresh, natural and organic products, where he serves as the Chair of the Audit Committee. From October 2009 to October 2019, Mr. Rauch served as a trustee at the Olin College of Engineering and he serves as a director or as an advisory board member of several for profit and non-profit companies. Mr. Rauch brings extensive knowledge and operational experience in the food service/grocery industry and strategic implementation and leadership skills providing insights and perspectives important to us as a provider of technology solutions to restaurants and retail.
Cynthia A. Russo. Ms. Russo has more than 25 years’ experience in financial and operations management with global, growth technology companies. Since June 2019, Ms. Russo has served as a director of Verra Mobility Corporation (NASDAQ: VRRM), a provider of smart mobility technology solutions and services throughout the United States, Canada and Europe, where she serves on the Audit and Compensation Committees. Since 2021, Ms. Russo has served as director of UserTesting, Inc. (NYSE: USER), an on-demand human insight platform that enables organizations to deliver a better customer experience, where she serves as the chair of the Audit Committee. Ms. Russo is also a director of Verifone, Inc., a global unified platform that provides customers a seamless payment experience with any payment method, where she serves as the Audit Committee chair and a member of the Compensation Committee. Ms. Russo previously served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based enterprise event management platform, from September 2015 to September 2018. Prior to that, Ms. Russo served as Executive Vice President and CFO of MICROS Systems, Inc., a global, public enterprise information system software, hardware and services company for retail and hospitality industries (NASDAQ: MCRS). During her 19 years at MICROS, Ms. Russo served in a variety of senior financial roles until MICROS Systems’ acquisition by Oracle in September 2014. Ms. Russo holds a bachelor’s degree in business administration from James Madison University and is a Certified Public Accountant and Certified Internal Auditor. Ms. Russo brings significant financial accounting expertise, executive leadership and operational and risk management experience to our Board.
Narinder Singh. Mr. Singh has served as the Co-founder and Chief Executive Officer of LookDeep Health since March 2019. Prior to that, he served as a Co-founder and President of Topcoder and a member of the board of directors of Appirio Inc., a leader in cloud and emerging technologies from September 2006 until its acquisition by Wipro Limited in November of 2016. Mr. Singh served in various roles at Appirio, including leading strategy, research and development, marketing and international for the company. Prior to working at Appirio, Mr. Singh worked at SAP SE in the Office of the CEO as a part of the Corporate Strategy Group from July 2004 to September 2006. While at SAP SE, Mr. Singh led initiatives on sales, maintenance and competitive strategies. From November 1998 to March 2004, Mr. Singh managed research and development, sales, and marketing activity as Vice President and General Manager at webMethods focusing on integration, BPM and workflow technologies. Mr. Singh began his career with Accenture PLC in September 1995 at its Center for Strategic Technology and worked there until November 1998. Mr. Singh holds a Bachelor of Science from Northwestern University, an MBA from the Wharton School of Business and a Masters in Translational Medicine through a collaborative program at University of California – San Francisco and University of California - Berkeley. Mr. Singh is also a co-founder of and current chairman of the board of the Sikh Coalition. Mr. Singh brings an extensive background in technology and significant leadership and management experience, including expertise in the areas of software development and strategy.
James C. Stoffel. Since 2006 Mr. Stoffel has been a senior advisor to private equity and board member of multiple public companies. From 2011 to 2019 he also served as Co-Founding General Partner of Trillium International, a private equity firm focused on growth equity investments in technology companies. From 1997 – 2005, Mr. Stoffel held various senior executive positions at Eastman Kodak Company, including as Senior Vice President, Chief Technical Officer; Director of Research and Development; and Vice President, Director Electronic Imaging Products Research and Development. Prior to Eastman Kodak Company, Mr. Stoffel had a 20-year career with Xerox Corporation, serving as Vice President of Corporate Research and Technology; Vice President and General Manager of Advanced Imaging Business Unit; Vice President and Chief Engineer; and other executive positions. Since January 2007, Mr. Stoffel has served on the board of directors of Aviat Networks, Inc. (NASDAQ:AVNW), where he chairs the Compensation Committee and previously served as a lead independent director from July 2010 to February 2015. From 2003 until his retirement in October 2018, Mr. Stoffel served on the board of directors of Harris Corporation (NYSE: HRS, now L3 Harris Technologies, Inc. (NYSE: LHX)). Mr. Stoffel is a Life Fellow of the Institute of Electrical and Electronics Engineers and Trustee Emeritus of the George Eastman Museum. Mr. Stoffel’s technology management expertise, his general management experience, his investment and capital markets expertise, and his extensive public company board experience, provides us with valuable perspectives, capabilities, and knowledge critical to our strategy, management, and corporate governance. Mr. Stoffel serves as Lead Director of the Board of Directors of the Company.

CORPORATE GOVERNANCE
Director Independence. Each of our directors, other than Savneet Singh and Keith E. Pascal, has been determined by the Board to be “independent” under the listing standards of the NYSE and meets the additional independence standards of the NYSE with respect to the Board committees on which he or she serves. Our independent directors are identified in the table on page 5 of this proxy statement.
Board Meetings and Attendance. During the 12-month period ended December 31, 2021, the Board held 17 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the portion of 2021 for which he or she was a director or committee member. The Company encourages directors to attend the annual meetings of stockholders, but such attendance is not required. Three of our directors who served during 2021 attended the 2021 annual meeting of stockholders.
Board Leadership Structure. James C. Stoffel currently serves as Lead Director of our Board. As Lead Director, Mr. Stoffel performs the function of the Chairman of the Board. The Board believes that separating the roles of Lead Director and Chief Executive Officer is appropriate because it enables our Chief Executive Officer to focus on the day-to-day operations of the Company while our Lead Director provides independent leadership to the Board. Our Lead Director’s independence uniquely situates him to represent the interests of our stockholders and provide independent evaluation and oversight of our management. He presides over all Board meetings, including executive sessions without the presence of management. He regularly communicates with our Chief Executive Officer and liaisons between our non-management directors and management, including our Chief Executive Officer, to help ensure that our non-management directors are fully informed and able to discuss and debate among themselves and with management the issues that they deem important.
Board Oversight of Risk Management. Our Board does not have a separate risk management committee; rather the full Board manages the risk oversight function, with certain areas addressed by committees of the Board where such risks are inherent in a committee’s purview. In particular, our Audit Committee oversees our guidelines, policies and processes established by management relating to our financial statements and financial reporting processes. The Audit Committee oversees the internal audit function and meets regularly with senior management and our independent auditors concerning our financial statements and financial reporting processes, including our internal control over financial reporting and the effectiveness of such processes and controls. The Audit Committee regularly meets with management to discuss and assess management’s guidelines and policies with respect to risk assessment and risk management and our major financial risk exposures, including the nature and level of risk appropriate for the Company and management’s strategies and mitigation efforts. The Audit Committee, typically in joint session with the full Board, regularly meets and receives reports from our cybersecurity, information technology and compliance groups regarding our systems, data security and compliance with legal and regulatory matters. The Audit Committee also has oversight of the review and approval of related party transactions. Our NCGC focuses on risks associated with our corporate governance policies and practices and environmental, social and governance (“ESG”) matters.
Code of Conduct. Our Code of Conduct (the “Code of Conduct”) is applicable to all our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, other senior financial officers and other executive officers. The Code of Conduct is posted on our website at www.partech.com/investor-relations/. Any substantive amendments to the Code of Conduct or waivers granted to our directors, Chief Executive Officer, Chief Financial Officer, other senior financial officers or other executive officers will be disclosed by posting on our website.
Hedging Transactions. Our Compliance Handbook, which applies to all our employees, officers and directors prohibits hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds that permit holders to own our securities without the full risks and rewards of ownership.
Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.partech.com/ investor-relations/. Our Corporate Governance Guidelines contain independence standards, which are substantially similar to and consistent with the listing standards of the NYSE, and policies relating to our corporate governance. These guidelines are reviewed no less frequently than annually by the Board and NCGC and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by the Board.
Communication with the Board. Interested parties may send written communication to the Board as a group, the independent directors as a group, the Lead Director (James C. Stoffel), or to any individual director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413. Upon receipt, the communication will be delivered to Director Stoffel (Lead Director) or to the independent directors as a group. If the communication is addressed to an individual director, the communication will be delivered to that director. All communications regarding financial accounting, internal controls, audits, and related matters will be referred to the Audit Committee. Interested parties may communicate anonymously if they so desire.
Committees. Our Board had four committees — the Audit Committee, Compensation Committee, Mergers and Acquisitions Committee and NCGC. Each Board committee operates under a written charter that has been approved by the Board. Current copies of each committee’s charter are posted on our website at www.partech.com/investor-relations/.
The following table provides information about each of the Board committees.
Name	Audit Committee(1)	Compensation Committee(2)	Mergers and Acquisitions Committee(3)	Nominating and Corporate Governance Committee(4)
Keith E. Pascal	—	—	X	—
Douglas G. Rauch	X	X	—	Chair
Cynthia A. Russo	Chair	X	—	X
James C. Stoffel	X	Chair	X	X
Narinder Singh	—	X	Chair	X
Savneet Singh	—	—	X	—
Total Meetings in 2021	9	10	(3)	5
(1)	Committee members are independent under the listing standards of the NYSE, Rule 10A-3 of the Securities Exchange Act of 1934 (“Exchange Act”), and as defined in the Audit Committee’s charter.
(2)	Committee members are independent under the listing standards of the NYSE and as defined in the Compensation Committee’s charter.
(3)	The Mergers and Acquisitions Committee was formed on February 8, 2022.
(4)	Committee members are independent under the listing standards of the NYSE and as defined in the NCGC’s charter.
Compensation Committee. The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee is also charged with overseeing the Company’s human capital strategies and policies, including diversity and inclusion, workplace environment, and culture. The Compensation Committee’s other primary responsibilities include:
•	Review and approve the goals and objectives relevant to our CEO’s compensation, evaluate the CEO’s performance, and determine and approve our CEO’s compensation, including incentive compensation;
•
Overseeing the administration of our compensatory plans, including incentive compensation arrangements and, where appropriate, make recommendations to the Board regarding amendments to existing plans or the adoption of new compensation plans;

•	Review and approve the compensation of our other named executive officers and certain other officers; and
•	Review and recommend to the Board the compensation of our non-employee directors.
The Compensation Committee has the authority to retain, oversee and compensate third party compensation consultants, legal counsel, or other advisers to assist the Committee in fulfilling its responsibilities. During the fiscal year ended December 31, 2021 (“FY 2021”), the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its compensation consultant to assist it in recommending the form and amount of executive and non-employee director compensation for FY 2021. Among other things, with respect to our FY 2021 compensation programs, the Compensation Committee asked Pearl Meyer to:
•
Perform an assessment as to the competitiveness of our executive compensation including total cash compensation (base salary and short-term incentive compensation (cash bonus)) and equity compensation (including structural considerations, equity components and performance matrices), relative to our peer group and broader survey data;

•	Review and recommend updates to our peer group;

•	Conduct an assessment of the competitiveness of our non-employee director compensation;
•	Provide legislative and regulatory updates, including compensation trends;
•	Review and provide guidance on the Compensation Discussion and Analysis and proxy advisor reports;
•	Provide guidance on stockholder outreach; and
•	Provide guidance on the Company’s human capital strategy.
Prior to engaging Pearl Meyer, the Compensation Committee considered information relevant to confirm Pearl Meyer’s independence from the Board and management. Additional information regarding the services provided by Pearl Meyer can be found below under “Compensation Discussion and Analysis – Role of Compensation Consultant.”
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with overseeing the Company’s policies, activities, opportunities, and other initiatives relating to sustainability and social responsibility in the context of the Company’s business. The NCGC’s other primary responsibilities include:
•	Develop and regularly review our Code of Conduct and Corporate Governance Guidelines;
•	Regularly evaluate the size and composition of the Board;
•	Identify and recommend qualified director candidates to the Board; and
•	Evaluate director independence and financial literacy.
The NCGC considers potential director candidates from many sources including stockholders, current directors, management, and others. Stockholder recommendations of director candidates should be sent to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413. Regardless of the source of the recommendation, the NCGC screens all director candidates in the same manner. In identifying and considering candidates, the NCGC considers the criteria set out in the Corporate Governance Guidelines, which include specific characteristics, abilities and experience considered relevant to the Company’s businesses, including:
•	Business leadership with special expertise;
•	Skills in areas of perceived need from time to time;
•	Commitments that could materially interfere with the director’s obligations to the Company;
•	Skills compatible with our business objectives;
•	Character and integrity;
•	Inquiring mind and vision;
•	A judicious and critical temperament; and
•	Commitment to building sound, long-term growth.
In addition, the NCGC considers the needs of the Company and the range of talent and experience represented on the Board. The NCGC strives to include a balance of diverse backgrounds, differing points of views (including with respect to demographics, such as gender, race, ethnic and national background, geography, age and sexual orientation) and experience in particular fields, and believes that, collectively, the Board should represent a diversity of perspectives. The Board assesses its effectiveness in this regard as part of its annual Board and director evaluation process.
Audit Committee. Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence, and the performance of the internal audit function.

The Audit Committee’s primary responsibilities include:
•
Direct oversight of our independent auditor, including appointment, compensation, evaluation, retention, work product, and pre-approval of the scope and fees of the annual audit and any other services, including review, attestation, and non-audit services;

•	Review and discuss the internal audit process, scope of activities and audit results with internal audit;
•	Review and discuss our quarterly and annual financial statements and earnings releases with management and our independent auditor;
•	Recommend to the Board that our quarterly and annual financial statements be included in our periodic reports filed with the SEC;
•	Overseeing and monitoring our internal control over financial reporting;
•	Assist the Board in its oversight of our systems, data security and compliance with legal and regulatory matters; and
•	Overseeing related party transactions.
The Board determined that Ms. Russo is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.
Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee assists the Board in fulfilling its oversight responsibilities relating to long-term strategy for the Company, risks and opportunities relating to such strategy, and strategic decisions regarding investments, acquisitions and divestitures by the Company. The Mergers and Acquisitions Committee does not have the authority to approve investments, acquisitions and divestitures, but regularly reviews its thoughts and perspectives regarding potential transactions and post-transaction integration and opportunities with the Board.
The Mergers and Acquisitions Committee’s responsibilities include:
•	Review and assess, with the Company’s management, potential acquisitions, divestitures and investments;
•	Evaluate risk to the Company in connection with proposed acquisitions, divestitures and investments; and
•	Assist the Company’s management with post-transaction integration processes, strategies, and synergies.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
As a leading provider of software, hardware, and services to the restaurant and retail industries, we recognize the importance of our contributions and participation in supporting a healthy environment, economic opportunity, and social equity in the communities where we operate. We are committed to responsible business practices, continuous improvement in our operations and strengthening our relationships with our stakeholders. To advance our ESG practices, in FY 2021:
Governance. Our Board of Directors delegated primary oversight of our ESG practices, policies and initiatives to our NCGC, and our Compensation Committee oversees our strategies and policies related to human capital, including diversity and inclusion, workplace environment and culture, and talent development and retention.
Diversity, Equity and Inclusion. We have appointed a Diversity, Equity and Inclusion (“DEI”) lead to build our DEI program as well as a DEI manager to own and drive the Company’s DEI initiatives. In FY 2021, we established a dedicated budget for employee resource group (“ERG”) programming, launched a speaker series for our Women in Technology ERG and updated our benefit offerings to be more inclusive by expanding parental leave and offering infertility benefits. We expect to continue to invest in educational DEI resources to drive employee awareness and empowerment and to ensure that our internal practices and policies promote an equitable and inclusive environment. By collecting and disclosing more detailed metrics on the racial and gender representation of our workforce we have enhanced our workplace diversity disclosures and, with the addition of a new director in FY 2021, we have increased our Board’s diverse representation.

Environmental Sustainability. We made progress in identifying ecological and economic risks and opportunities of climate change to our business and integrating them into our business initiatives and strategies. For example, we increased our use of boxes that are designed to be shipped, returned, and then reused for shipping our hardware products. We estimate that we used 10,000 reusable boxes in FY 2021, and we plan to expand our use of reusable boxes this year.
Reporting. We engaged a third party consultant to review our current ESG strategy, initiatives and policies, and to assist us in standing up an ESG program that is reflective of our values and in drafting our first formal ESG report for publication, which we anticipate will be published by the end of 2022.

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of PAR Technology Corporation:
The Audit Committee is responsible for appointing the Company’s independent auditor. For the fiscal year ended December 31, 2021, Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditor. With respect to the Company’s financial reporting process, management is responsible for establishing and maintaining internal controls and preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The responsibility for auditing the Company’s consolidated financial statements and providing an opinion as to whether the Company’s consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with Deloitte, as the Company’s independent auditor. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management and Deloitte. In addition, the Audit Committee discussed with Deloitte, with and without management present, Deloitte’s evaluation of the overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Cynthia A. Russo (Chair)
Douglas G. Rauch
James C. Stoffel
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.
TRANSACTIONS WITH RELATED PERSONS
On June 4, 2021, the Board of Directors amended and restated the Company’s written “Related Party Transactions Policy & Procedure” (“Policy”), which provides that the Company will only enter into a related party transaction, when the Board, acting through the Audit Committee, determines that the transaction is not inconsistent with the interests of the Company and its stockholders. Pursuant to the Policy, the Audit Committee reviews and either approves or disapproves all transactions, arrangements or relationships in which the Company or any of its subsidiaries (i) was, is or is to be a participant, and (ii) in which a director, director nominee, executive officer, a person who beneficially owns more than 5% of the Company’s common stock, or any immediate family member of any of the foregoing persons (a “related person”), has or will have a direct or indirect interest.
Under the Policy, the following related party transactions are deemed to be pre-approved by the Audit Committee: (i) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement, or the executive officer is not an immediate family member of another executive officer or director, the related compensation is required to be reported in the Company’s proxy statement and the Compensation Committee approved (or recommended the approval of) the related compensation; and (iii) any ordinary course and arms-length transaction with a related person in which the amount of the transaction involved does not exceed $50,000.

Act III Management LLC (“Act III Management”), a service company to the restaurant, hospitality, and entertainment industries, provided software development and restaurant technology consulting services to the Company in FY 2021 and the first quarter of this year pursuant to a master development agreement. In consideration for the services provided in FY 2021, the Company paid Act III Management $1.3 million and, in consideration for services provided in the first quarter of this year, the Company expects to pay Act III Management $290,000. The Company intends to use the services of Act III Management in 2022 in connection with other projects and under separately negotiated statements of work, the terms and fees to be mutually agreed. Keith E. Pascal, a director, is an employee of Act III Management and serves as its vice president and secretary. Mr. Pascal does not have an ownership interest in ACT III Management.

DIRECTOR COMPENSATION
2021 Director Compensation
During FY 2021 compensation for non-employee directors consisted of a mix of cash and equity. In February 2021, Pearl Meyer provided the Compensation Committee with an analysis of non-employee director compensation, including a review of director compensation of the Company’s peer group (the “Pearl Meyer Director Compensation Report”). The peer group consisted of the same comparator group used to evaluate executive compensation and is described below in “Compensation Discussion and Analysis – Market Data and Considerations for Determining NEO Pay.”
Based on the Pearl Meyer Director Compensation Report, the Compensation Committee recommended to the Board of Directors that it should consider adjustments to the compensation structure for non-employee directors as director pay was below the median of the Company’s peer group. Based on the Compensation Committee’s recommendation, the Board determined to increase the equity compensation component of non-employee director compensation from $90,000 to $120,000. Members of the Mergers and Acquisitions Committee are not compensated for their service on the committee. Our non-employee directors do not receive additional fees for Board or committee meeting attendance; however, we do reimburse our non-employee directors for reasonable expenses incurred to attend Board and committee meetings.
Our non-employee directors received the following cash retainers for their service on the Board and committee membership in FY 2021, which were paid quarterly in arrears:
Position	Cash Retainer (Board & Committee)
Non-Employee Director	$40,000
Lead Director	$18,000
Audit Committee, Chair	$18,000
Audit Committee, Member	$9,000
Compensation Committee, Chair	$10,000
Compensation Committee, Member	$5,000
Nominating & Corporate Governance Committee, Chair	$7,500
Nominating & Corporate Governance Committee, Member	$3,750
Each non-employee director received an annual award of restricted stock units having a grant date fair value of $120,000. The number of shares subject to the 2021 annual grant was based on the closing price of our common stock on June 4, 2021 ($64.82), the grant date, and resulted in a grant of 1,851 restricted stock units (“RSUs”). These restricted stock units vest on the earlier of June 4, 2022 and the date of the Annual Meeting, subject to continued service through that date. The FY 2021 grants were made under the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”).
In FY 2021 compensation earned by or paid to our non-employee directors was as follows:
Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Keith E. Pascal	31,971	119,982	151,953
Douglas G. Rauch	61,500	119,982	181,482
Cynthia A. Russo	66,750	119,982	186,732
John W. Sammon(3)	17,033	—	17,033
Narinder Singh	25,838	119,982	145,820
James C. Stoffel	80,750	119,982	200,732
(1)	Compensation is prorated for the number of days served on the Board and in any particular role or committee, as applicable.
(2)
This column includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) with respect to stock awards made to non-employee directors in FY 2021. Assumptions made in the valuation of the RSUs are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2021 Annual Report. Each non-employee director had 1,851 unvested restricted stock units outstanding at December 31, 2021 with the grant date fair value set forth in the column.

(3)	Mr. Sammon did not stand for election at the Company’s 2021 annual meeting of stockholders.

Stock Ownership Guidelines for Non-employee Directors
Directors are required to hold shares of the Company’s common stock with a fair market value equal to 3x the amount of the annual cash retainer payable to the non-employee director. All shares of common stock bought by a non-employee director or the director’s immediate family member residing in the same household, all shares held in trust for the benefit of a non-employee director or his or her family, and all shares granted under the 2015 Equity Incentive Plan count toward the satisfaction of these requirements. Each non-employee director is required to attain such ownership within five (5) years of the later of: (a) the effective date of the policy (June 8, 2018) and (b) joining the Board.
Executive Officers
The following table sets forth information about our current executive officers.
Name	Age	Positions and Offices
Savneet Singh	38	Chief Executive Officer and President of the Company and President of ParTech, Inc.
Bryan A. Menar	46	Chief Financial Officer and Vice President of the Company
Cathy A. King	59	Vice President, General Counsel and Corporate Secretary of the Company
Raju Malhotra	49	Chief Product and Technology Officer of the Company
Michael D. Nelson	51	President of PAR Government Systems Corporation and Rome Research Corporation
Savneet Singh. Mr. Singh joined the Company’s Board of Directors in April 2018 and has served as the Chief Executive Officer and President of the Company and President of ParTech, Inc. since March 2019. Mr. Singh previously served as the Interim Chief Executive Officer and President of the Company and Interim President of ParTech, Inc. from December 2018 until March 2019. Since June 2021, Mr. Singh has served as a director of CDON AB (NASDAQ Nordic: CDON), a leading online marketplace platform in the Nordic region. Mr. Singh has been a partner of CoVenture, LLC, a multi-asset manager with funds in venture capital, direct lending, and crypto currency since June 2018. From 2017 - 2018, Mr. Singh served as the managing partner of Tera-Holdings, LLC, a holding company of niche software businesses that he co-founded. In 2009, Mr. Singh co-founded GBI, LLC (f/k/a Gold Bullion International, LLC (GBI)), an electronic platform that allows investors to buy, trade and store physical precious metals. During his tenure at GBI, from 2009 - 2017, Mr. Singh served as GBI’s chief operating officer, its chief executive officer, and its president. As an entrepreneur and investor in software companies, Mr. Singh brings unique insight and a strategic perspective to our software solutions business.
Bryan A. Menar. Mr. Menar joined the Company as Chief Financial Officer and Vice President in January 2017. From January 2015 to January 2017, Mr. Menar served as Vice President, Financial Planning and Analysis of Chobani, LLC, a producer of greek yogurt products based in central New York. In this role, Mr. Menar was responsible for corporate financial analysis, including forecasting, budgeting, business reviews and financial presentations for both internal and external stakeholders and partners. From October 2012 to December 2014, Mr. Menar served as Director of Financial Planning and Analysis for Chobani, LLC. In addition, Mr. Menar served as a consultant with J.C. Jones & Associates, a national business consulting firm, from 2010 to 2012, and as Vice President, Merchant Bank Controllers, of Goldman Sachs & Co. from 2002 - 2010. Mr. Menar is a Certified Public Accountant.
Cathy A. King. Ms. King joined the Company as Vice President, General Counsel and Corporate Secretary in July 2016. Prior to that, Ms. King served as Vice President, General Counsel and Corporate Secretary of Chobani Global Holdings, LLC, where she oversaw all legal affairs of the company, including advising management and the board on commercial and strategic transactions, regulatory and litigation matters and corporate governance. Ms. King previously practiced law and was a member of Bond Schoeneck & King, PLLC, and prior to that, Harris Beach, PLLC. Ms. King holds a J.D. from Syracuse University College of Law and a B.A. in Economics and Labor Relations from State University of New York at Potsdam.
Raju Malhotra. Mr. Malhotra was named Chief Product and Technology Officer of the Company effective October 4, 2021. Prior to that, he served as Chief Product and Technology Officer of Punchh, Inc. since August 17, 2020. Prior to joining Punchh, Inc., he was the Senior Vice President and General Manager from April 2019 to February 2020 for Marketing Cloud at Salesforce and Chief Product and Technology Officer at Khoros from November 2017 to February 2019. Prior to that, Mr. Malhotra served as Senior Vice President,

Products at Conversant Media from July 2014 to May 2017. Mr. Malhotra has an undergraduate degree in Computer Engineering from the National Institute of Technology, Kurukshetra (India) and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.
Michael D. Nelson. Mr. Nelson was named President of PAR Government Systems Corporation and Rome Research Corporation, effective November 30, 2021. Prior to that, Mr. Nelson spent 26 years supporting the Department of Defense and the National Intelligence Community where he held positions of increasing responsibility. Having been with Riverside Research Institute since 2001, he was promoted in February 2021 to Vice President of Intelligence and Defense Solutions after serving as Executive Director since October 2016. He has an undergraduate degree in Physics-Optics and Mathematics from the University of Wisconsin-LaCrosse and a Master of Science in Electro-Optics from the University of Dayton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership of Directors, Director Nominees and Officers
The tables below set forth, as of April 11, 2022, information regarding beneficial ownership of our common stock. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of our common stock if he, she, or it possesses sole or shared voting or investment power of the common stock or has the right to acquire beneficial ownership of our common stock within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the tables below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 27,058,804 shares of our common stock outstanding as of April 11, 2022. Common stock subject to stock options currently exercisable or exercisable within 60 days of April 11, 2022 is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
The table is based upon information supplied by officers, directors, director nominees and principal stockholders, Schedules 13D, 13G and 13G/A filed with the SEC and other SEC filings made pursuant to Section 16 of the Exchange Act.
The following table sets forth the beneficial ownership of our common stock as of April 11, 2022 by our (1) directors and director nominees, (2) named executive officers, and (3) our directors, director nominees and current executive officers as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Director Nominees
Keith E. Pascal	2,091(1)	*
Douglas G. Rauch	16,022(1)	*
Cynthia A. Russo	36,282(1)	*
Narinder Singh	1,851(1)	*
Savneet Singh	See holdings below	*
James C. Stoffel	16,022(1)	*
Named Executive Officers
Savneet Singh	577,436(2)	2.1%
Bryan A. Menar	46,098(3)	*
Matthew R. Cicchinelli	18,005(4)	*
Raju Malhotra	45,509(5)	*
Michael D. Nelson	0	*
All directors, director nominees and current executive officers as a group (11 persons)	788,543(6)	2.9%
*	Less than 1%
(1)	Includes 1,851 unvested restricted stock units that vest on the earlier of June 4, 2022 and the date of the Annual Meeting.
(2)	Includes 431,250 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(3)	Includes 41,275 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(4)	Mr. Cicchinelli stopped serving as President of PAR Government Systems Corporation on November 29, 2021.
(5)	Includes 45,276 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(6)	Includes an additional 2,133 shares of common stock and 27,094 shares subject to a currently exercisable option or a stock option that will be exercisable within 60 days.

Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than 5% of our common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors South Hope Street 555th Fl Los Angeles, CA 90071	3,092,461(1)	11.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,035,041(2)	11.2%
ADW Capital Partners, L.P. 1261 99th Street Bay Harbor Islands Florida 33154	2,501,614(3)	9.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,678,753(4)	6.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,388,711(5)	5.1%
MVM Funds, LLC c/o Royce & Associates LLC 8 Sound Shore Drive Suite 190 Greenwich, CT 06830	1,361,339(6)	5.0%
(1)
Capital Research Global Investors has sole voting power and sole dispositive power with respect to 3,092,461 shares. This information has been obtained from a Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2022.

(2)
T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. This information has been obtained from a Schedule 13G filed by TRPA with the SEC on February 14, 2022.

(3)
ADW Capital Partners, L.P. and Adam D. Wyden have shared voting power and shared dispositive power with respect to 2,501,614 shares. This information has been obtained from a Schedule 13G/A filed by ADW Capital Partners, L.P. with the SEC on February 14, 2022.

(4)
BlackRock, Inc. has sole voting power with respect to 1,649,305 shares and sole dispositive power with respect to 1,678,753 shares. This information has been obtained from a Schedule 13G filed by BlackRock, Inc. with the SEC on January 31, 2022.

(5)
The Vanguard Group has shared voting power with respect to 48,432 shares, shared dispositive power with respect to 68,135 shares, and sole dispositive power with respect to 1,320,576 shares. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2022.

(6)
MVM Funds, LLC (“MVM”), Greenhaven Road Investment Management LP, the investment manager to several investment vehicles (the “Investment Manager”), and Scott Stewart Miller, the controlling person of MVM and the Investment Manager have sole voting and sole dispositive power with respect to 1,361,339 shares. This information has been obtained from a Schedule 13G/A filed jointly by MVM, the Investment Manager and Scott Stewart Miller with the SEC on February 22, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
The compensation discussion and analysis describes our executive compensation for FY 2021, including the compensation of our named executive officers, or “NEOs”, and illustrates the objectives, elements and philosophy of our executive compensation programs. Our NEOs for FY 2021 were:
Name(1)	Title
Savneet Singh	Chief Executive Officer and President of the Company and President of ParTech, Inc.
Bryan A. Menar	Chief Financial Officer and Vice President of the Company
Matthew R. Cicchinelli(2)	Former President of PAR Government Systems Corporation and Rome Research Corporation
Raju Malhotra(3)	Chief Product and Technology Officer of the Company
Michael D. Nelson(4)	President of PAR Government Systems Corporation and Rome Research Corporation
(1)
In addition to our Chief Executive Officer and Chief Financial Officer, our NEOs for FY 2021 are two other executive officers serving at the end of FY 2021 who were highly compensated (our Chief Product and Technology Officer and the President of PAR Government Systems Corporation (“PAR Government”) and Rome Research Corporation), and a former executive officer who did not remain as an executive as of the end of FY 2021.

(2)	Mr. Cicchinelli stopped serving as President of PAR Government on November 29, 2021.
(3)	Mr. Malhotra started serving as Chief Product and Technology Officer of the Company, effective October 4, 2021.
(4)	Mr. Nelson started serving as President of PAR Government on November 30, 2021.
2021 Highlights
We acquired Punchh, Inc. (“Punchh”) in April 2021. At the time of the acquisition Mr. Raju Malhotra served as the chief product and technology officer of Punchh. Mr. Malhotra was appointed to Chief Product and Technology Officer of the Company effective October 4, 2021.
Mr. Cicchinelli resigned as President of PAR Government effective November 29, 2021, and he served as Senior Advisor to the President (of PAR Government) until January 15, 2022. Mr. Nelson began his service as President of PAR Government on November 30, 2021. Messrs. Malhotra and Nelson’s employment agreements and Mr. Cicchinelli’s termination agreement are described in further detail below in “Compensation Discussion and Analysis – Employment Arrangements in effect for FY 2021.”
Advisory Vote on Named Executive Officer Compensation; Stockholder Outreach
We maintain open lines of communication with our stockholders. Our senior management frequently interacts with our stockholders on a variety of topics, including executive compensation, to better understand our stockholders’ opinions and obtain their feedback. Further, our Board and Compensation Committee consider the outcome of the annual advisory vote on the compensation of our NEOs, or “say-on-pay”, when making decisions regarding the compensation of our NEOs. At our 2021 annual meeting of stockholders, 73% of the votes cast on say-on-pay were in favor of the compensation paid to our named executive officers for the fiscal year ended December 31, 2020. This vote was a departure from our historically high level of support on say-on-pay. In response, our Board and Compensation Committee felt it was appropriate to conduct outreach to our largest investors and solicit their feedback on our executive compensation programs. The head of our investor relations contacted stockholders representing approximately 35% of our outstanding common stock, and he, with the participation of the Chair of our Compensation Committee, gathered valuable feedback from these calls. A summary of the feedback and our responses are below:
Feedback We Received	Our Response
The long-term equity incentives for the CEO consisted of multi-year awards in which all of the shares were granted in the first year.	The CEO’s compensation package is intentionally modest on cash in favor of equity incentives to align the interests of our CEO with those of stockholders.

The purpose of the front-loaded nature of our CEO’s equity awards was to directly link our CEO’s realizable compensation to the outcome of the strategic transformation of the Company from a point-of-sale (POS) hardware and

Feedback We Received	Our Response
services company to a leading provider of cloud POS software and technology solutions to the restaurant and retail industries.

The equity awards vest subject to the achievement of critical operating and financial performance targets and the continued commitment and leadership of our CEO, which are directly linked to the creation of stockholder value.

The Board considers stock options to be performance-based, as our CEO’s total realizable compensation is directly linked to sustained long-term performance and stockholder value.

The performance periods for the long-term equity incentive awards for the CEO are not long enough - a three-year performance period is preferred over a two-year performance period.	The performance-based restricted stock units granted to Mr. Singh vest over a period of three, two-year performance periods, with the final performance period ending December 31, 2023.
We will continue to engage with our stockholders throughout the year, and the Board and Compensation Committee will consider the results from this year’s and future advisory votes on executive compensation and work to promote alignment of executive officer compensation with stockholder interests.
Governance Highlights
We are committed to strong governance practices with respect to our compensation programs. We believe that our practices are consistent with our emphasis on tying executive compensation to short- and long-term performance targets. The following chart highlights some of our governance practices with respect to executive compensation:
What We Do	What We Do Not Do
Maintain formulaic annual performance-based incentives

Maintain a robust clawback policy

Work with an independent compensation consultant that reports to the Compensation Committee

Maintain share ownership and retention guidelines for directors

Allocate time for executive sessions for the Compensation Committee without management present

Maintain open lines of communication with stockholders

No excise tax gross-ups upon a change-in-control

No hedging, pledging, or speculative transactions are permitted by executives and directors

No re-pricing of underwater stock options

No stock option grants with an exercise price less than fair market value on the grant date

No excessive perquisites to our employees, including our named executive officers

Overview of Executive Compensation
Compensation Objectives
Our executive compensation programs are built to drive the creation of stockholder value. The FY 2021 executive compensation programs were designed to attract, retain and incentivize top performers in a highly competitive market for talent, who can deliver competitive financial returns to stockholders through the achievement of short-term and long-term performance targets. To achieve this, we have maintained:
•
Pay-for-Performance. The majority of executive compensation comes from our short-term (annual performance based, cash bonus (“STI”)) and long-term (“LTI”) equity incentive programs, which are structured to create strong ties between compensation and performance. Payment of annual STI bonuses is tied to the achievement of performance targets linked to established financial measures and behaviors that reinforce our core values of ownership, focus, speed and winning together; and LTI awards are granted to incentivize the delivery of long-term performance linked to the creation of stockholder value over time; and

•
Competitive Compensation. We provide compensation opportunities that take into account compensation levels and practices of our peers, but without targeting any specific percentile of relative compensation by individual. Instead, our compensation programs are designed to reward top performers in a highly competitive market for talent and align their interests with the interests of our stockholders.

Role of the Compensation Committee and CEO
The Compensation Committee approves the annual compensation of our NEOs and certain other senior officers. Our CEO provides the Compensation Committee with information about the performance of our other NEOs and makes recommendations to the Committee about their compensation (based on market data and other insight provided by Pearl Meyer), including recommendations as to the appropriate levels of base salaries and STI and LTI awards, and corporate performance targets.
Our CEO does not make recommendations on his compensation. The Compensation Committee worked directly with Pearl Meyer to develop the compensation program for our CEO.
Role of Compensation Consultant
The Compensation Committee engaged Pearl Meyer as its consultant to provide information and advice concerning executive and non-employee director compensation. The Compensation Committee believes that Pearl Meyer has the necessary skills, knowledge, industry expertise, and experience, as well as the necessary resources, to provide a comprehensive approach to executive and non-employee director compensation analysis, planning and strategy. Pearl Meyer provides advice related to executive and non-employee director compensation as requested, including an annual analysis of executive and non-employee director compensation compared to peer company practice and data. Pearl Meyer also provides input on management materials and recommendations in advance of Compensation Committee meetings, and assists in the review of the proxy statement.
In late 2020, Pearl Meyer conducted an executive compensation study and provided the Compensation Committee with an analysis of the Company’s executive compensation and program design for FY 2021, including comparator peer group compensation data for our NEOs and analysis of compensation matters as requested by the Compensation Committee.

Market Data and Considerations for Determining NEO Pay
In response to our Compensation Committee’s request, Pearl Meyer performed an assessment of our executive compensation, including an analysis of peer group and survey data. Pearl Meyer provided our Compensation Committee with both peer group data and compensation survey data specific to technology companies. The FY 2021 peer group focused on size and industry-relevant companies taking into account revenue, number of employees and market capitalization. The following 15 companies constituted our FY 2021 peer group:
FY 2021 Peer Group
A10 Networks, Inc.	Agilysys, Inc.	American Software, Inc.
Bottomline Technologies, Inc.	Digi International Inc.	eGain Corporation
i3 Verticals, Inc.	Iteris, Inc.	MobilIron, Inc.
PowerFleet, Inc.	Progress Software Corporation	PROS Holdings, Inc.
QAD Inc.	SPS Commerce, Inc.	Upland Software, Inc.
2021 NEO Compensation Design
The Compensation Committee’s actions with respect to the FY 2021 base salary and STI and LTI awards, including performance targets and financial measures, of our NEOs reflect a deliberative process to fulfill the objectives of our compensation programs to pay-for-performance, in the form of cash and equity, and attract, retain, and reward top performers within competitive compensation ranges.
Decisions regarding FY 2021 NEO compensation included consideration of: our NEO’s individual experience and expertise, skills, responsibilities, commitment, and current and anticipated sustained contributions to the Company’s achievement of its strategic growth plans and objectives; prior compensation adjustments, prior award accumulation, and contractual commitments (if any); and the competitiveness of our FY 2021 NEO compensation within our peer group and based on survey compensation data.
Base Salary. Other than Mr. Nelson and Mr. Malhotra, our NEOs received merit increases as shown in the table below. When Mr. Malhotra began serving as Chief Product and Technology Officer of the Company on October 4, 2021, his base salary was increased to $400,000 to provide an adjustment commensurate with the role.
NEO	Base Salary for fiscal year ended December 31, 2020	Base Salary for FY 2021	Percentage Increase
Savneet Singh(1)	$550,000	$575,000	4.5%
Bryan A. Menar(1)	$284,550	$294,509	3.5%
Matthew R. Cicchinelli(2)	$259,350	$265,834	2.5%
Raju Malhotra(3)	$325,000	$400,000	23.1%
Michael D. Nelson(4)	—	$325,000	—
(1)	The increase in base salary was effective March 13, 2021.
(2)	Mr. Cicchinelli stopped serving as President of PAR Government on November 29, 2021.
(3)	Mr. Malhotra’s base salary prior to October 4, 2021 was as an employee of Punchh.
(4)	Mr. Nelson’s base salary was effective on November 30, 2021, the date he started serving as President of PAR Government.
Incentive Compensation — The FY 2021 financial measures for our NEOs were linked to the achievement of financial and business objectives of the Company and, with respect to long-term performance, relative stockholder return.

Short-Term Incentive Compensation — The Compensation Committee annually sets the STI target opportunity for each NEO. For FY 2021, our NEOs were eligible to earn their annual STI bonuses as a percentage of their earned base salaries as follows:
NEO	STI target as percentage of earned base salary
Savneet Singh(1)	100%
Bryan A. Menar	50%
Matthew R. Cicchinelli(2)	55%
Raju Malhotra(3)	69%
Michael D. Nelson(4)	—
(1)	As provided in Mr. Singh’s employment agreement with the Company, dated February 27, 2020, as amended February 16, 2021 and March 16, 2022.
(2)	As provided in Mr. Cicchinelli’s employment agreement with PAR Government, dated July 1, 2020. Mr. Cicchinelli stopped serving as President of PAR Government on November 29, 2021.
(3)	As provided in Mr. Malhotra’s employment agreement with the Company, dated October 4, 2021. Mr. Malhotra’s target STI was equal to $275,000, representing 69% of his base salary for FY 2021.
(4)	Mr. Nelson joined PAR Government effective November 30, 2021 and was not eligible to participate in the short-term incentive program for FY 2021.
The Compensation Committee selected financial measures for FY 2021 that aligned with the Company’s strategic growth plans and objectives, focusing on what the Compensation Committee believed to be the most impactful drivers of stockholder return. For FY 2021, the following financial measures served as the foundation for our NEOs’ STI awards:
Financial Measure	Rationale
Consolidated Revenue(1)	Measure of top line growth that reflects the Company’s ability to generate profits.
Restaurant/Retail Revenue(2)	Measure of top line growth that reflects the ability of the Company’s Restaurant/Retail segment to generate profits.
Restaurant/Retail Adjusted EBITDA(3)	Used to measure the operating profitability of the Company’s Restaurant/Retail segment.
Punchh LARR(4)	Enables the measurement of the financial progress of Punchh.
Punchh CARR(5)	Key predictor of future growth of Punchh.
Government Net Income Before Taxes	Used to measure the operating profitability of PAR Government.
(1)
Consolidated Revenue is the total revenue of the Company’s Restaurant/Retail segment and PAR Government segment for FY 2021, as described under Segment Revenue by Product Line as Percentage of Total Revenue in our Results of Operations in the 2021 Annual Report.

(2)
Restaurant/Retail Revenue is the total revenue of the Company’s Restaurant/Retail segment for FY 2021 (excluding Punchh revenues), as described under Segment Revenue by Product Line as Percentage of Total Revenue in our Results of Operations in the 2021 Annual Report.

(3)
Restaurant/Retail Adjusted EBITDA is the net loss before income taxes, interest expense and depreciation and amortization of the Company’s Restaurant/Retail segment, as adjusted to exclude certain extraordinary business items that may not be indicative of financial performance.

(4)
“Punchh LARR” is annualized revenue from software as a service, or “SaaS”, and related revenue of Punchh software products, and is calculated by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period.

(5)
“Punchh CARR” is annualized revenue from SaaS and related revenue of Punchh software products that includes signed/booked sites that have yet to be activated, and is calculated by annualizing the monthly recurring revenue for all active sites and signed/booked sites that have yet to be activated as of the last day of each month for the respective reporting period.

Below are the allocations of the FY 2021 financial measures for our NEOs.
	Corporate	Restaurant/Retail		Punchh		PAR Government
	Consolidated Revenue	Restaurant/ Retail Adjusted EBITDA	Restaurant/Retail Revenue	Punchh LARR	Punchh CARR	Net Income Before Taxes
Savneet Singh	50%	50%	—	—	—	—
Bryan A. Menar	—	50%	50%	—	—	—
Matthew R. Cicchinelli	—	—	—	—	—	100%
Raju Malhotra(1)	—	—	—	75%	25%	—
Michael D. Nelson(2)	—	—	—	—	—	—
(1)	Mr. Malhotra’s STI financial measures were based on the cash variable incentive program implemented by Punchh for FY 2021.
(2)	Mr. Nelson joined PAR Government effective November 30, 2021 and was not eligible to participate in the short-term incentive program for FY 2021.
For FY 2021, the Compensation Committee originally established Consolidated EBITDA (GAAP) as a financial measure to assess Mr. Singh’s performance. However, the Compensation Committee concluded that using Consolidated EBITDA (GAAP) as a financial measure did not focus on the key elements of the Company’s strategic growth plans and objectives, and was not reflective of Mr. Singh’s performance in FY 2021, including his leadership in driving the achievement of key initiatives in the execution of the Company’s growth strategies, including: the acquisition of Punchh in April 2021; the Company’s sale of its common stock and convertible senior notes in September 2021; and the Company exiting FY 2021 with approximately $100 million of SaaS annual recurring revenue. The Compensation Committee changed Mr. Singh’s financial measure from Consolidated EBITDA (GAAP) to Restaurant/Retail Adjusted EBITDA to determine Mr. Singh’s STI payout for FY 2021.
Mr. Singh’s performance targets for his FY 2021 financial measures were:
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (115% of Goal)	2021 Actual
Consolidated Revenue	$209.5 million	$246.5 million	$283.5 million	$255.7 million
Restaurant/Retail Adjusted EBITDA	($20.9) million	($17.8) million	($13.7) million	($18.9) million
Payout as % of STI Target	90%	100%	110%	96.4%
Mr. Menar’s performance targets for his FY 2021 financial measures were:
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (130% of Goal)	2021 Actual
Restaurant/Retail Revenue	$146.9 million	$172.5 million	$224.2 million	$183.1 million
Restaurant/Retail Adjusted EBITDA	($20.9) million	($17.8) million	($13.7) million	($18.9) million
Payout as % of STI Target	50%	100%	160%	98.3%
Mr. Cicchinelli’s performance target for his FY 2021 financial measure was:
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (130% of Goal)	2021 Actual
Government Net Income Before Taxes	$4.5 million	$5.6 million	$7.2 million	$5.6 million
Payout as % of STI Target	50%	100%	160%	100.1%
Mr. Malhotra’s performance targets for his FY 2021 financial measures were:
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (130% of Goal)	2021 Actual
Punchh LARR	$42.5 million	$50.0 million	$65.0 million	$46.7 million
Punchh CARR	$65.5 million	$77.0 million	$100.1 million	$65.8 million
Payout as % of STI Target	75%	100%	130%	89.2%

For FY 2021, the payout of STI awards to our NEOs was determined by multiplying their respective annual STI targets by the level of achievement, measured against the performance targets of our NEOs’ respective financial measures. For FY 2021, our NEOs earned their annual STI awards as follows:
NEO	STI Payout	STI Payout as a percent of STI Target
Savneet Singh	$548,852	96.4%
Bryan A. Menar	$143,603	98.3%
Matthew R. Cicchinelli	$145,531	100.1%
Raju Malhotra	$245,231	89.2%
Michael D. Nelson(1)	—	—
(1)	Mr. Nelson joined PAR Government effective November 30, 2021 and was not eligible to participate in the short-term incentive program for FY 2021.
Long-Term Incentive Compensation — The Company may grant equity awards, including stock options, restricted stock and restricted stock units under the 2015 Equity Incentive Plan. The number of shares of Company common stock subject to a LTI award is based on the LTI target amount and the closing price of our common stock on the date of grant. The grant date of our annual LTI awards is typically the third full NYSE trading day following the Company’s disclosure of its annual financial results for the prior fiscal year, and the vesting of the performance awards is subject to the Compensation Committee’s certification as to the achievement of performance targets linked to the financial measures for the relevant performance period.
The following LTI awards were granted to our NEOs in FY 2021:
NEO	Time Vesting RSUs	Performance Vesting RSUs
Savneet Singh(1)	—	—
Bryan A. Menar	972	972
Matthew R. Cicchinelli	510	510
Raju Malhotra	—	1,578
Michael D. Nelson(2)	—	—
(1)	Mr. Singh did not receive an LTI award in FY 2021. Under the terms of his employment agreement, in March 2020 Mr. Singh was granted time- and performance vesting RSUs and a time-vesting stock option.
(2)	Mr. Nelson joined PAR Government effective November 30, 2021 and was not eligible to participate in the long-term incentive program for FY 2021.
The performance-vesting RSUs granted to Messrs. Menar and Cicchinelli vest ratably in one-third increments on March 31, 2022, March 31, 2023, and March 31, 2024, subject to achievement of performance targets linked to the financial measures for the applicable performance period, the first of which ended December 31, 2021; the level of achievement of the performance targets determines the number of RSUs eligible to vest on each vesting date. The financial measure for the FY 2021 LTI awards for Messrs. Menar and Cicchinelli is total stockholder return relative to select comparator companies in the Russell 2000 Index (IT companies). The time vesting RSUs vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment through the applicable vesting dates.
Mr. Malhotra’s performance vesting RSUs vest ratably in one-third increments based on the level of achievement of the FY 2021 Punchh LARR and Punch CARR financial measures. Thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date based on the level of achievement.
CEO LTI awards
Mr. Singh was granted 170,000 performance vesting RSUs on March 17, 2020 pursuant to his February 27, 2020 employment agreement. Mr. Singh’s performance RSUs are eligible to vest in equal installments of one-third each subject to his continued employment as CEO of the Company and the achievement of performance goals determined by the Compensation Committee. The first one-third of the RSUs vested on

December 31, 2021, the end of the first performance period that began on January 1, 2020 (the “First Performance Period”). The financial measures for the First Performance Period were Restaurant Annual Recurring Revenue Growth (“RARR Growth”) or Restaurant Bookings. RARR Growth for the First Performance Period was calculated as follows:
RARR Growth = (R2 – R1)/R1
Where “R1” is recurring revenue for December 2019, multiplied by 12, and “R2” is the recurring revenue for December 2021, multiplied by 12; and Restaurant Annual Recurring Revenue is recurring revenue from the following sources: Brink SaaS, Core Services, Merchant Services, Partner Revenue and Restaurant Magic SaaS.
The performance targets for the First Performance Period are set forth below:
	Performance Targets(1) (January 1, 2020 – December 31, 2021)	Level of Achievement (January 1, 2020 – December 31, 2021)
RARR Growth; or	39.4%	30.45%
Restaurant Bookings	12,797	11,027
(1)	The RARR Growth target is based on the Company’s 2021 annual operating plan.
Mr. Singh’s achievement of RARR Growth in the First Performance Period was 77.3%, which was below the minimum achievement threshold of 80%. However, Mr. Singh’s achievement of Restaurant Bookings was 86.2%, exceeding the 80% minimum achievement threshold and resulted in the vesting of 72.3% of the one-third RSUs eligible to vest for the First Performance Period.
	Threshold	Target	Maximum	Level of achievement
Level of Achievement as a percent of target (%)(1)	80%	100%	120%	86.2%
Payout as a percent of initial grant (%)	60%	100%	130%	72.3%
(1)	Reflects the level of achievement required of the performance target for Restaurant Bookings.
Mr. Singh’s non-qualified stock option to purchase 575,000 shares of common stock and 170,000 time vesting RSUs also granted to him on March 17, 2020, as explained above under “Compensation Discussion and Analysis – 2021 Highlights – Advisory Vote on Named Executive Officer Compensation; Stockholder Outreach” continued to vest in FY 2021, with 113,333 RSUs vesting and 383,333 shares available for purchase under the partially vested non-qualified stock option at December 31, 2021.
Other NEO LTI awards
The performance period for the final one-third of the LTI awards granted to Messrs. Menar and Cicchinelli on August 9, 2019, which were performance vesting restricted stock (the “2019 LTI Awards”), and the performance period for the first one-third of the LTI awards granted to Messrs. Menar and Cicchinelli on March 18, 2021, which were performance vesting RSUs (the “2021 LTI Awards”), was FY 2021. The financial measure for the 2019 LTI Awards and 2021 LTI Awards is total stockholder return relative to select comparator companies in the Russell 2000 Index (IT companies). The performance targets for the final one-third of the 2019 LTI Awards and the first one-third of the 2021 LTI Awards were as follows:
	Threshold	Target	Maximum	Level of achievement
Relative Total Stockholder Return versus Select Comparators	25th	50th	75th or above	26th percentile (52%)
The level of achievement of total stockholder return relative to select comparators for FY 2021 was 52%, resulting in 52% of Messrs. Menar and Cicchinelli’s respective final one-third of the 2019 LTI Awards and first one-third of the 2021 LTI Awards vesting.

The performance targets for the FY 2021 LTI award granted to Mr. Malhotra were:
	Threshold	Target/Maximum	Level of achievement
Punchh LARR(1)	$41 million (82% of goal)	$50 million	$46.69 million (93.38% of goal)
Punchh CARR	$66 million (85.7% of goal)	$77 million	$66 million (85.7% of goal)
(1)	Punchh LARR and Punchh CARR had weighted allocations of 75% and 25%, respectively, for the calculation of the amount of the equity award that vested.
Mr. Malhotra achieved at 83% of his performance targets, resulting in 83% of the first one-third of his FY 2021 LTI award vesting.
PAR Government Contract Bonuses. In FY 2021, Mr. Cicchinelli participated in an employee retention program used by PAR Government as a tool to recruit and retain certain of its employees and those of its subsidiaries (the “PGSC Retention Bonus”). The PGSC Retention Bonus is generally available to all employees of PAR Government and its subsidiaries who are not covered by the Service Contract Act. It is a percentage of an employee’s total cash compensation paid in a fiscal year; it is established annually by PAR Government’s senior management, and is payable, if the employee remains employed through and including the payment date, in the immediately following year, generally in early March. The payment is reduced by the amount, if any, of the employer contribution for the employee to the profit-sharing component of the Company’s retirement plan. Mr. Cicchinelli did not receive his PGSC Retention Bonus for FY 2021 because he was not employed by PAR Government on the payment date.
Clawback Policy. Our clawback policy provides for the potential recoupment of certain cash and equity incentive compensation paid to any current and former NEOs, other Section 16 officers, senior financial officers and other desginated officers (the “Covered Officers”), and any other employee designated by the Compensation Committee (the “Covered Employees” and together with the Covered Officers, the “Covered Persons”), of the Company or any of its subsidiaries. Recoupment of performance-based incentive compensation would occur if the restatement of our financial statements is due to material noncompliance with any financial reporting requirement under applicable securities laws that is caused directly or indirectly by a Covered Officer. Further, in the event that the Compensation Committee determines that a Covered Person has engaged in certain injurious conduct, such as gross or intentional misconduct, embezzlement, theft, fraud or a breach of a fiduciary duty, then it may consider, in its discretion, to recoup any type of incentive compensation.
Benefits. Our NEOs are eligible to participate in the same benefit plan programs as all other Company employees, including medical, dental and vision insurance, group life insurance, short- and long-term disability coverage, partial reimbursement of health club/gym membership fees, and the Company’s 401(k) retirement plan (“retirement plan”) and open-market employee stock purchase plan.
Our retirement plan allows U.S. employees that meet eligibility requirements to contribute pre-tax (401(k)) or post-tax (Roth 401(k)) earnings up to the annual IRS limits. Except for certain excluded employees of PAR Government, the retirement plan provides for the Company to match 50% of each participating eligible employee’s annual contributions, up to 6% of such employee’s compensation for such fiscal year. Company matching contributions are subject to a three-year vesting period. The retirement plan also has a deferred profit-sharing component. Contributions to the profit-sharing component of the retirement plan are made at the discretion of the Board. No contributions were made to the profit-sharing program in FY 2021.
Pursuant to Mr. Singh’s employment agreement, an individual term life insurance and a supplemental individual long-term disability policy for Mr. Singh became effective in 2022.
Deferred Compensation. We sponsor a non-qualified deferred compensation plan for a select group of highly compensated employees that includes our NEOs. Participants may make voluntary deferrals of their salary and/or cash bonus to the plan. All amounts that are contributed or deferred under the non-qualified deferred compensation plan may be invested in one or more designated investment options. Distributions of amounts under the deferred compensation plan may be made in a lump sum amount or in annual installments upon specific events at the election of the employee. None of our NEOs made any contributions to the plan in FY 2021. The Board has the sole discretion to make employer contributions to the plan, although it did not make any such employer contributions in FY 2021.

Employment Arrangements in effect for FY 2021
Savneet Singh. Effective February 27, 2020, Mr. Singh and the Company entered into a new employment agreement pursuant to which Mr. Singh continues to serve as the Chief Executive Officer and President of the Company. On February 16, 2021, the Company entered into an amendment to Mr. Singh’s employment agreement with Mr. Singh. Under the terms of the amendment, Mr. Singh’s annual base salary was increased to $575,000, and his annual short-term incentive bonus threshold, target, and maximum payout were increased for each of the Company’s fiscal years ending December 31, 2021 and 2022 from 80% (threshold), 90% (target), and 100% (maximum) to 90% (threshold), 100% (target) and 110% (maximum) of his base salary earned in each of those fiscal years. The vesting terms of Mr. Singh’s equity awards may be shortened in the event of a change in control of the ownership of the Company and/or Mr. Singh’s termination of employment by the Company without cause or his resignation for a good reason. Mr. Singh did not receive an LTI award in FY 2021. Under the terms of his employment agreement, Mr. Singh was granted time- and performance vesting RSUs and a time-vesting stock option in 2020.
Bryan A. Menar. In connection with his appointment as Chief Financial Officer and Vice President of the Company, the Company entered into an employment agreement with Mr. Menar in November 2016. Under the terms of his employment agreement Mr. Menar was paid an initial annual base salary of $250,000. Mr. Menar’s base salary was increased to $284,550 in 2020, and further increased to $294,509 in 2021. He participates in our annual STI program at an individual bonus target of 50% of his annual earned base salary for achievement against performance targets linked to the financial measures established by the Board.
Raju Malhotra. Effective October 4, 2021, Mr. Malhotra and the Company entered into a new employment agreement pursuant to which Mr. Malhotra serves as Chief Product and Technology Officer of the Company. Under the terms of the employment agreement, Mr. Malhotra’s annual base salary for 2021 was $400,000. For FY 2021, Mr. Malhotra participated in the Punchh cash variable incentive plan with a target performance bonus of $275,000, subject to the achievement of performance targets linked to FY 2021 Punchh LARR and Punchh CARR financial measures.
Matthew R. Cicchinelli. On July 6, 2020, Matthew Cicchinelli and PAR Government entered into an employment agreement pursuant to which Mr. Cicchinelli served as President of PAR Government. Under the terms of the employment agreement, Mr. Cicchinelli’s annual base salary was $259,350. Mr. Cicchinelli’s base salary was increased to $265,834 in 2021. On November 29, 2021, Mr. Cicchinelli and PAR Government entered into an agreement (the “transition services agreement”) under which Mr. Cicchinelli stopped serving as President of PAR Government and served as a Special Advisor to the President of PAR Government from November 29, 2021 through January 15, 2022. Under the transition services agreement, Mr. Cicchinelli’s base salary remained the same during the advisory period and his outstanding equity awards continued to vest, subject to the terms and conditions of the applicable plans and awards. The transition services agreement further provided that Mr. Cicchinelli would receive payment of his annual STI incentive bonus and the final one-third of his 2019 LTI Award would vest in accordance with its terms, provided he remained employed with PAR Government through the end of FY 2021.
Michael D. Nelson. On October 28, 2021, Mr. Nelson and PAR Government entered into an employment agreement pursuant to which Mr. Nelson would serve as the President of PAR Government beginning November 30, 2021. Under the terms of the employment agreement, Mr. Nelson received a signing bonus of $135,000 and his annual base salary was $325,000. In 2022, Mr. Nelson will be eligible to participate in our STI program at an individual bonus target of 40% of his earned base salary and our LTI program at an individualized bonus target of 20% of his earned base salary for achievement of the performance targets linked to the financial measures established by the Board.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of PAR Technology Corporation for the fiscal year ended on December 31, 2021.
The Compensation Committee:
James C. Stoffel (Chair)
Douglas G. Rauch
Cynthia A. Russo
Narinder Singh
The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.

Summary Compensation Table
The following table sets forth information concerning the compensation of our CEO, CFO, our two other most highly compensated executive officers who were serving at the end of FY 2021, and one former executive officer who did not remain as an executive as of the end of FY 2021.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compensation ($)(5)	Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Savneet Singh, CEO and President	2021	569,231	—	—	—	548,852	—	6,371	1,124,454
	2020	493,510	—	4,550,400	2,674,895	484,616	—	16,807	8,220,228
	2019	485,939	—	2,450,400	—	448,878	—	29,388	3,414,605

Bryan A. Menar, Chief Financial and Accounting Officer, Vice President	2021	292,211	—	366,433	—	143,603	—	9,212	811,459
	2020	259,274	—	—	—	110,902	—	9,333	379,509
	2019	271,000	—	65,000	35,000	113,159	—	4,891	489,050

Matthew R. Cicchinelli, Former President, PAR Government(8)	2021	264,338	—	78,703	—	145,531	3,216	7,727	499,515
	2020	268,138	12,490	74,967	—	147,731	1,767	10,959	516,052
	2019	247,000	37,304	299,850	26,250	—	—	3,081	613,485

Raju Malhotra, Chief Product and Technology Officer(9)	2021	248,347	—	99,966	—	245,231	—	764	594,308

Michael D. Nelson, President, PAR Government(10)	2021	25,000	135,000	—	—	—	—	96	160,096
1.	Amounts shown for FY 2021 are base salaries earned by our NEOs, as described in “Compensation Discussion and Analysis –2021 NEO Compensation Design.”
2.	Amount shown for FY 2021 is a signing bonus of $135,000 paid to Mr. Nelson.
3.
Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based stock awards granted to our NEOs. Assumptions made, including the impact of the probable outcome of performance conditions on the valuations of the stock awards, are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2021 Annual Report.

With respect to Mr. Menar, amounts shown for FY 2021 reflect the grant date fair value of the following awards granted to him on March 18, 2021: (a) 2,805 time vesting RSUs that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to his continued employment through the applicable vesting dates; (b) 972 performance vesting RSUs that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period, the first of which ended December 31, 2021; and (c) 972 time vesting RSUs that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to his continued employment through the applicable vesting dates. Assuming the maximum level of achievement of the performance targets, the value of Mr. Menar’s performance vesting RSUs would be $119,984.
With respect to Mr. Cicchinelli, amounts shown for FY 2021 reflect the grant date fair value of the following awards granted to him on March 18, 2021: (a) 510 time vesting RSUs granted to him on March 18, 2021 that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to his continued employment through the applicable vesting dates; and (b) 510 performance vesting RSUs that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period, the first of which ended December 31, 2021. Assuming the maximum level of achievement of the performance targets, the value of Mr. Cicchinelli’s performance vesting RSUs would be $62,963. All unvested equity awards as of the date Mr. Cicchinelli’s employment terminated (January 15, 2022) were forfeited.
With respect to Mr. Malhotra, amounts shown for FY 2021 reflect the grant date fair value of 1,578 performance vesting RSUs granted to him on August 12, 2021 that vest ratably in one-third increments based on the level of achievement of the FY 2021 Punchh LARR and Punchh CARR financial measures; thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date based on the level of achievement. Assuming the maximum level of achievement of the performance targets, the value of Mr. Malhotra’s performance vesting RSUs would be $99,966.
4.
Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the valuation of the option awards are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2021 Annual Report.

5.
Amounts shown for FY 2021 represent the STI bonuses earned for FY 2021 by Messrs. Singh, Menar, Cicchinelli and Malhotra. See “Compensation Discussion and Analysis – 2021 NEO Compensation Design” for additional information about the STI bonuses for FY 2021.

6.
Amounts shown for FY 2021 represent interest earned on the balance of Mr. Cicchinelli’s account in FY 2021. See the notes to the Nonqualified Deferred Compensation table for additional information about nonqualified deferred compensation for FY 2021.

7.
Amounts shown for FY 2021 represent 401(k) employer matching contributions ($5,885 -Mr. Singh, $8,402 – Mr. Menar, $5,404 – Mr. Cicchinelli and $577 – Mr. Malhotra) and the Company’s payment of premiums on term life insurance ($486 –Singh, $811 – Menar, $2,323 – Mr. Cicchinelli, $187 – Mr. Malhotra and $96 – Mr. Nelson).

8.	Mr. Cicchinelli stopped serving as President of PAR Government on November 29, 2021.
9.	Mr. Malhotra started serving as Chief Product and Technology Officer of the Company, effective October 4, 2021.
10.	Mr. Nelson started serving as President of PAR Government on November 30, 2021.
GRANTS OF PLAN-BASED AWARDS
The following table contains information concerning the grants of plan-based awards made to our NEOs in FY 2021.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Savneet Singh	—	512,308	569,231(2)	626,154	—	—	—	—	—	—	—
Bryan A. Menar	—	73,053	146,106(3)	233,770	—	—	—	—	—	—	—
	03/18/2021	—	—	—	—	—	—	2,805(4)	—	—	216,434
	03/18/2021	—	—	—	0	972(5)	1,555	972(5)	—	—	149,999
Matthew R. Cicchinelli(8)	—	72,693	145,386(6)	232,618	—	—	—	—	—	—	—
	03/18/2021	—	—	—	0	510(7)	816	510(7)	—	—	78,703
Raju Malhotra	—	206,250	275,000(9)	357,500	—	—	—	—	—	—	—
	08/12/2021	—	—	—	—	—	—	1,578(10)	—	—	99,966
Michael D. Nelson	—	—	—	—	—	—	—	—	—	—	—
1.
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to plan-based awards made to our NEOs, excluding the effect of estimated forfeitures for tax withholding purposes. For each NEO, amounts reflect the market value of the shares underlying each award based on the closing price of our common stock on the grant date ($77.16 for Mr. Menar and Mr. Cicchinelli and $63.35 for Mr. Malhotra).

2.	The threshold, target and maximum payouts for Mr. Singh’s STI award for FY 2021 were 90%, 100% and 110%.
3.	The threshold, target and maximum payouts for Mr. Menar’s STI award for FY 2021 were 50%, 100% and 160%.
4.	Time vesting RSUs that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment through the applicable vesting dates.
5.
Mr. Menar was granted an award of 1,944 RSUs on March 18, 2021, of which 972 RSUs are performance vesting and vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period, the first of which ended December 31, 2021; and the 972 time vesting RSUs vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to his continued employment through the applicable vesting dates.

6.	The threshold, target and maximum payouts for Mr. Cicchinelli’s STI award for FY 2021 were 50%, 100% and 160%.
7.
Mr. Cicchinelli was granted an award of 1,020 RSUs on March 18, 2021, of which 510 RSUs are performance vesting and vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period, the first of which ended December 31, 2021; and the 510 time vesting RSUs vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to his continued employment through the applicable vesting dates.

8.	All unvested equity awards as of the date Mr. Cicchinelli’s employment terminated (January 15, 2022) were forfeited.
9.	The threshold, target, and maximum payouts for Mr. Malhotra’s STI award for FY 2021 were 75%, 100% and 130%.
10.
Performance vesting RSUs that vest ratably in one-third increments based on the level of achievement of the FY 2021 Punchh LARR and Punchh CARR financial measures; thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date based on the level of achievement.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on stock and option awards held by our NEOs at December 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Savneet Singh	383,333	191,667(2)	12.64	3/17/30	—	—	—	—
	—	—	—	—	—	—	26,008(3)	1,372,442
	—	—	—	—	—	—	170,000(4)	8,970,900
	—	—	—	—	56,667(5)	2,990,318	—	—
	—	—	—	—	6,667(6)	351,818	—	—
Bryan A. Menar	34,500(7)	—	8.90	12/8/27	—	—	—	—
	3,188(8)	—	22.18	8/13/28	—	—	—	—
	3,587(9)	1,795	24.87	8/9/29	—	—	—	—
	—	—	—	—	—	—	537(10)	28,338
	—	—	—	—	336(11)	17,731	—	—
	—	—	—	—	2,805(12)	148,020	—	—
	—	—	—	—	972(13)	51,292	972(13)	51,292
Matthew R. Cicchinelli(16)	3,188(8)	0	22.18	8/13/28	—	—	—	—
	2,690(9)	1,346	24.87	8/9/29	—	—	—	—
	—	—	—	—	—	—	403(10)	21,266
	—	—	—	—	252(11)	13,298	—	—
	—	—	—	—			531(14)	28,021
	—	—	—	—	510(15)	26,913	510(15)	26,913
Raju Malhotra	34,496(17)	68,995	9.94	1/21/2031	—	—	—	—
	—	—	—	—	—	—	1,578(18)	83,271
Michael D. Nelson	—	—	—	—	—	—	—	—
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on December 31, 2021 ($52.77).
2.
Non-qualified stock options granted on March 17, 2020. One-third of the options vested on February 27, 2021, and one-twelfth vest at the end of each completed fiscal quarter, beginning March 31, 2021, subject to continued employment through the applicable vesting dates.

3.
Shares of performance vesting restricted stock granted on May 13, 2019. All of these shares have vested, but delivery of the vested shares was deferred, one-third on March 31, 2020, one-third on March 31, 2021 with the remaining one-third to be delivered on March 31, 2022.

4.
Performance vesting RSUs granted on March 17, 2020 that vest on the date or dates that the Compensation Committee certifies the achievement of performance targets linked to the financial measures for the applicable two-year performance period: January 1, 2020 - December 31, 2021; January 1, 2021 - December 31, 2022; and January 1, 2022 - December 31, 2023.

5.
Time vesting RSUs granted on March 17, 2020. One-third of the options vested on February 27, 2021, and one-twelfth vest at the end of each completed fiscal quarter, beginning March 31, 2021, subject to continued employment through the applicable vesting dates.

6.
Time vesting RSUs granted on March 17, 2020 as a recognition award. One-third of the RSUs vested on December 31, 2020 and December 31, 2021, and the final one-third vests on December 31, 2022, subject to continued employment through the applicable vesting dates.

7.	Fully vested options granted on December 8, 2017.
8.	Fully vested options granted on August 13, 2018.
9.	Options granted on August 9, 2019. The unvested options vest on August 9, 2022, subject to continued employment through the vesting date.
10.
Shares of performance vesting restricted stock granted on August 9, 2019. One third of the restricted stock vested on December 31, 2019 and December 31, 2020, and the final one-third vests on December 31, 2021, subject to the achievement of performance targets linked to the FY 2021 financial measures.

11.	Shares of time vesting restricted stock granted on August 9, 2019. One-third vested on December 31, 2019 and December 31, 2020, and the final one-third vests on December 31, 2021.
12.
Time vesting RSUs granted on March 18, 2021 that vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment through the applicable vesting dates.

13.
RSUs granted on March 18, 2021, of which 972 RSUs are performance vesting and vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance period, the first of which ended December 31, 2021. The 972 time vesting RSUs vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment through the applicable vesting dates.

14.
Performance vesting RSUs granted on November 11, 2020 that vest on the date or dates that the Compensation Committee certifies the achievement of performance targets linked to financial measures for the applicable performance periods: January 1, 2020 - December 31, 2020; January 1, 2021 - December 31, 2021; and January 1, 2022 - December 31, 2022.

15.
RSUs granted on March 18, 2021, of which 510 RSUs are performance vesting and vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to achievement of performance targets linked to financial measures for the applicable performance periods, the first of which ended December 31, 2021. The 510 time vesting RSUs vest ratably in one-third increments on March 31, 2022, March 31, 2023 and March 31, 2024, subject to continued employment through the applicable vesting dates.

16.	All unvested equity awards as of the date Mr. Cicchinelli’s employment terminated (January 15, 2022) were forfeited.
17.
Options assumed in the acquisition of Punchh in April 2021. Twenty-five percent vested on August 17, 2021, and 1/48th vest each month thereafter, subject to continued employment through the applicable vesting dates.

18.
Performance vesting RSUs granted on August 12, 2021 that vest ratably in one-third increments based on the level of achievement of the performance targets linked to FY 2021 Punchh LARR and Punchh CARR financial measures; thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date based on the level of achievement.

Options Exercised and Stock Vested
The following table provides information regarding options exercised and stock awards vested for our NEOs during FY 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Savneet Singh	—	—	145,995	$10,511,739
Bryan A. Menar	—	—	335	$21,035
Matthew R. Cicchinelli	2,000	156,730(2)	6,714	$427,302
Raju Malhotra	—	—	—	—
Michael D. Nelson	—	—	—	—
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on the date of vesting, excluding the effect of forfeitures for tax withholding purposes.
2.	The exercise price for the award was $5.36, and the closing price of our common stock was $83.72 on the exercise date.
Nonqualified Deferred Compensation
The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the nonqualified deferred compensation plan for FY 2021.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Savneet Singh	—	—	—	—	—
Bryan A. Menar	—	—	—	—	—
Matthew R. Cicchinelli	—	—	3,216(1)	—	14,535
Raju Malhotra	—	—	—	—	—
Michael D. Nelson	—	—	—	—	—
1.
Mr. Cicchinelli had an outstanding balance of $11,319 as of January 1, 2021; $1,767 of the outstanding balance was included in compensation reported in the Summary Compensation Table for the fiscal year ended on December 31, 2020. He did not make any contributions in FY 2021. His gain for the period January 1, 2021 through December 31, 2021 was 28.4%.

Potential Payments Upon Termination
The amounts in the following table generally estimate potential payments that would have been due if an NEO’s employment terminated effective December 31, 2021, under each of the circumstances specified below.
NEO	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefit (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Total Termination Benefits(1) ($)
(a)	(b)	(c)	(d)	(e)
Savneet Singh(2)(3)(9)
Voluntary Termination or Resignation Without Good Reason	—	—	—	—
Without Cause or For Good Reason(4)	1,267,602	26,675	13,195,807	14,490,084
Without Cause or For Good Reason During Change of Control Protection Period(5)	1,411,352	32,010	18,386,885	19,830,247
Death or Disability(6)	1,048,852	—	9,369,573	10,418,425
Bryan A. Menar(7)
Voluntary Termination or Resignation Without Good Reason	—	—	—	—
Without Cause or For Good Reason	—	—	—	—
Without Cause or For Good Reason During Change of Control Protection Period(8)	—	—	346,753	346,753
Death or Disability(9)(10)	500,000	—	217,043	717,043
Matthew R. Cicchinelli(11)
Voluntary Termination or Resignation Without Good Reason	—	—	—	—
Without Cause or For Good Reason	—	—	—	—
Without Cause or For Good Reason During Change of Control Protection Period	—	—	—	—
Death or Disability	—	—	—	—
Raju Malhotra(3)(9)(12)
Voluntary Termination or Resignation Without Good Reason	—	—	—	—
Without Cause or For Good Reason(13)	1,200,000	—	—	1,200,000
Without Cause or For Good Reason During Change of Control Protection Period(14)	1,200,000	—	3,038,327	4,238,327
Death or Disability	500,000	—	—	500,000
Michael D. Nelson(3)(15)
Voluntary Termination or Resignation Without Good Reason	—	—	—	—
Without Cause or Due to Disability(16)	108,333	—	—	108,333
Without Cause or Due to Disability During Change of Control Protection Period(17)	162,500	—	—	162,500
Death	500,000	—	—	500,000
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on December 31, 2021 ($52.77).
2.
Mr. Singh’s potential termination payments are based on his February 27, 2020 employment agreement. Upon termination of his employment for any reason, Mr. Singh would receive his accrued but unpaid base salary, accrued but unused vacation, unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company (“Accrued Benefits”). With the exception of a voluntary termination or resignation without good reason, Mr. Singh would receive the cash value of his STI payment for FY 2021 totaling $548,852. Any continuation of medical/welfare benefits for Mr. Singh includes the full value of medical, dental, and vision insurance ($1,778 per month).

3.
Payment of separation payments to Messrs. Singh, Malhotra and Nelson are subject to the Company’s receipt of a fully executed and effective release, continued compliance with their respective non-disclosure agreements and any post-employment covenants set forth in their respective employment agreements or releases.

4.
Upon a termination without cause or for good reason, Mr. Singh would receive 15 months of severance; his earned, but unpaid STI bonus for FY 2021; and 15 months of COBRA continuation equaling $26,675. In addition, Mr. Singh’s unvested RSUs and unvested option award, with a value of $11,033,807, would vest as if he remained employed for 15 months following termination, and his performance vesting RSUs, with a value of $2,162,000, would vest based on the actual level of achievement during the performance period in which his employment was terminated.

5.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Singh would receive 18 months of severance; his earned, but unpaid STI bonus for FY 2021, and 18 months of COBRA continuation equaling $32,010. In addition, Mr. Singh’s unvested RSUs and unvested option award would fully vest at a value of $11,033,807, and a portion of Mr. Singh’s performance vesting RSUs would vest and be deemed earned at target at a value of $7,353,078.

6.
Upon termination due to death or disability, Mr. Singh’s unvested time vesting RSUs and unvested option award would vest on a prorated basis at a value of $7,207,573, and a portion of his performance RSUs would vest at a value of $2,162,000.

7.	Mr. Menar’s potential payments upon termination are based on the terms of the grant agreements covering his equity awards outstanding at termination.
8.
Upon a change of control, Mr. Menar’s unvested options, time vesting restricted stock and time vesting restricted stock units would fully vest at a value of $267,123, and upon a termination without cause during a change of control protection period, Mr. Menar’s unvested performance vesting restricted stock and performance vesting restricted stock units would also fully vest at a value of $79,630.

9.
Disability is paid as pay continuation and the value would be based on multiple factors. Short–term disability (STD) and long–term disability (LTD) are both payable from the Company’s insurance policies. Short–term disability is payable after a one–week waiting period and up to 26 weeks. Messrs. Singh, Menar and Malhotra participate in the enhanced STD coverage which is payable in the amount of $2,000 per week the NEO is deemed disabled. Messrs. Singh, Menar and Malhotra participate in the LTD policy which is payable in the amount of $5,000 per month the NEO is deemed disabled. All employees, including our NEOs, are insured for life insurance (premiums paid by the Company) in the amount of $500,000, which is the policy maximum.

10.	Upon a termination due to death, Mr. Menar’s unvested time vesting restricted stock and time vesting restricted stock units would vest at a value of $217,043.
11.
Mr. Cicchinelli’s payments are based on his transition services agreement. Under the terms of the transition services agreement, Mr. Cicchinelli received his annual STI payment for FY 2021 totaling $145,531. The final one-third of the performance vesting restricted stock granted to him on August 9, 2019, would fully vest at a value of $6,491.

12.	Mr. Malhotra’s potential payments upon termination are based on his employment agreement with the Company, effective October 4, 2021, and his outstanding equity award agreements.
13.	Upon a termination without cause or for good reason, Mr. Malhotra would receive three months of severance, paid in four monthly payments, totaling $1,200,000.
14.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Malhotra would receive three months of severance totaling $1,200,000, and his unvested options would become fully vested at a value of $2,955,056. If the termination was without cause during a change of control protection period, then his performance vesting RSUs would also fully vest at a value of $83,271.

15.
Mr. Nelson’s potential payments upon termination are based on his employment agreement with PAR Government, dated October 28, 2021. Upon a termination for any reason, Mr. Nelson would receive his Accrued Benefits.

16.	Upon a termination without cause or due to disability, Mr. Nelson would receive four months of severance totaling $108,333.
17.	Upon a termination without cause or due to disability during a change of control protection period, Mr. Nelson would receive six months of severance totaling $162,500.
CEO Pay Ratio
For FY 2021 the ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees (excluding our CEO) was approximately 12:1.
CEO Annual Total Compensation	$1,124,454
Median Annual Total Compensation of Employees	$95,529
CEO Pay Ratio(1)	12:1
1.	We calculated the CEO Pay Ratio by dividing the CEO Annual Total Compensation by the Median Annual Total Compensation of Employees and expressing the quotient as a ratio.
For purposes of determining the CEO pay ratio for FY 2021, consistent with applicable SEC rules, our “median employee” for FY 2021 is the same “median employee” used by us in determining the CEO pay ratio for fiscal year 2020 as there was no change in our employee population or employee compensation arrangements in FY 2021 that would significantly impact the ratio of our CEO’s annual total compensation to the median annual total compensation of our employees. We determined the “median employee” for fiscal year ended 2020 based on and using the following methodology and material assumptions, adjustments, and estimates:
•	We identified the individuals employed by the Company and its consolidated subsidiaries as of December 31, 2020, including full-time, part-time, seasonal and temporary workers.

•	We annualized compensation for all full-time and part-time employees that were employed for less than the full fiscal year 2020.
•	We excluded all employees located outside the United States as they represented less than 5% of the Company’s total number of employees.
•	We reviewed the Company’s payroll records and ranked all included Company employees high to low based on their IRS Form W–2 Box 5 compensation as of December 31, 2020.
The median annual total compensation of all our employees (excluding our CEO) is based on the annual total compensation of our “median employee.” We calculated the annual total compensation of our median employee for FY 2021 using the same rules that apply to reporting the annual total compensation of our NEOs, including our CEO, in the Summary Compensation Table. In calculating the FY 2021 CEO pay ratio we did not include 151 employees acquired in our acquisition of Punchh in April 2021. The SEC rules allow us to omit employees of a newly acquired entity from the CEO pay ratio calculation for the fiscal year in which the acquisition was effective.
The CEO pay ratio information is being provided for the purposes of compliance with the pay ratio disclosure requirement. Neither the Compensation Committee nor the Company’s management used the CEO pay ratio in making compensation recommendations or decisions. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Board and our Compensation Committee are committed to strong corporate governance practices and to executive compensation programs that align the interests of our executives with those of our stockholders. We believe our compensation programs have been structured to align the interests of our executives with those of our stockholders by balancing near-term results with long-term success, and to enable us to attract, retain, and reward our executive officers for delivering stockholder value. The compensation paid to our named executive officers in FY 2021 is disclosed in the narrative discussion and compensation tables described in detail under the heading “Compensation Discussion and Analysis” of this proxy statement.
The Board of Directors unanimously recommends a vote “For” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.
The next non-binding, advisory vote regarding the compensation paid to our named executive officers will be held at the 2023 annual meeting of stockholders.
As an advisory vote in accordance with Section 14A of the Exchange Act, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
PAR TECHNOLOGY CORPORATION 2015 EQUITY INCENTIVE PLAN
The Board has unanimously approved and voted to recommend that you approve, an amendment to the 2015 Equity Incentive Plan. The amendment (the “Amendment”) increases the number of shares of common stock available to be issued under the 2015 Equity Incentive Plan by 1,750,000.
The Board believes that the Company’s ability to grant stock-based awards is important to its continuing ability to drive performance, align incentives with stockholder value, and improve retention. As of April 11, 2022, the total number of shares of common stock available for future awards under the 2015 Equity Incentive Plan was 409,017. Based on estimated usage, the Compensation Committee anticipates depleting these shares by the end of calendar 2022. In order to continue to have an appropriate supply of shares for stock-based awards to attract, motivate, and retain the talent required to successfully execute our business strategy, the Board believes that the additional 1,750,000 shares requested in the Amendment will provide the Compensation Committee with sufficient shares for our equity compensation program for approximately two years, depending on the size of our workforce, the estimated range of our stock price, inorganic growth, historical forfeiture rates, and other factors.
While adding 1,750,000 shares to the 2015 Equity Incentive Plan will increase the potential dilution to our current stockholders, our Board believes that our equity compensation programs are appropriately managed. As shown in the table below, as of December 31, 2019, 2020 and 2021, stockholder dilution, measured by the quotient of the sum of (1) shares of common stock reserved for future awards, (2) outstanding, but unexercised stock options, (3) unvested restricted stock outstanding and (4) unvested restricted stock units outstanding, over the total number of shares of common stock outstanding, attributable to the 2015 Equity Incentive Plan was 10.4%, 10.9% and 8.9%, respectively. Potential dilution as of April 11, 2022, inclusive of the additional 1,750,000 shares, would be 14.4%.
	December 31, 2019	December 31, 2020	December 31, 2021	April 11, 2022 (with 1,750,000 additional shares)
Shares reserved for future awards under 2015 Equity Incentive Plan	1,127,717	952,038	633,756	2,159,017
Outstanding, but unexercised stock options	383,000	956,627	1,305,881	1,136,832
Unvested restricted stock outstanding	149,000	61,000	27,000	0
Unvested restricted stock units outstanding	67,000	426,632	418,084	604,042
Total shares of common stock outstanding	16,629,177	21,917,357	26,924,397	27,058,804
Total Dilution	10.4%	10.9%	8.9%	14.4%
The Company’s three-year adjusted average annual burn rate as of December 31, 2021 is 4.27%, well below the Institutional Shareholder Services (“ISS”) “burn rate benchmark” for our index membership and industry of 6.32%.
(Shares are stated in thousands)	2019	2020	2021
Weighted average number of shares of common stock outstanding	16,223	19,014	25,088
Stock options granted	122	619	564
Restricted stock granted	225	29	2
Restricted stock units granted	—	383	203
Adjusted total(1)
Granted stock options, restricted stock and restricted stock units burn rate	2.83%	6.51%	3.47%
3-year average (adjusted) burn rate of 4.27%
(1)
Adjusted total reflects that ISS considers full-value awards to be more valuable than stock options. The adjustment is made based on the Company’s annual stock price volatility, such that one full value award will count as one and one-half option shares.

Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive awards under the 2015 Equity Incentive Plan as amended.

Plan Summary
Set forth below is a summary of the principal provisions of the 2015 Equity Incentive Plan. We are proposing to amend the 2015 Equity Incentive Plan solely to increase the shares available for issuance. The Company is not proposing to amend any of the provisions described below. The summary is qualified in its entirety by reference to the text of the 2015 Equity Incentive Plan, which is attached as Appendix A to this proxy statement. We urge our stockholders to carefully review the 2015 Equity Incentive Plan.
Plan Term. The present term of the 2015 Equity Incentive Plan began on June 10, 2019, the date of stockholder approval of the 2015 Equity Incentive Plan. No awards may be granted under the 2015 Equity Incentive Plan after June 10, 2029, but awards previously granted may extend beyond that date unless terminated by the Board or Compensation Committee in accordance with the terms of those awards.
Eligible Participants. All employees, officers, directors, consultants and advisors of the Company are eligible to participate in the 2015 Equity Incentive Plan. As of April 11, 2022, there were approximately 1,570 employees (including officers) and 5 directors eligible to participate in the 2015 Equity Incentive Plan. Although consultants and advisors are eligible to participate, we have not historically granted stock-based awards to consultants and advisors.
Total Shares Authorized. As of April 11, 2022, 409,017 shares remained available for future grants under the 2015 Equity Incentive Plan. If stockholders approve the increase of 1,750,000 shares, the 2015 Equity Incentive Plan’s available share reserve will increase to 2,159,017 shares, less any new grants made after April 11, 2022.
Administration and Authority. The Board has broad authority to administer the 2015 Equity Incentive Plan, which it may delegate to the Compensation Committee, which is comprised solely of independent directors. References hereafter in this Proposal 3 to the Board apply equally to the Compensation Committee when the Board delegates its authority under the 2015 Equity Incentive Plan. The Board has the authority to grant and amend awards and, subject to the express limitations of the 2015 Equity Incentive Plan, the Board has the authority to (i) to construe and determine award agreements, awards and the 2015 Equity Incentive Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the 2015 Equity Incentive Plan and any awards thereunder, (iii) to determine the terms and conditions of the awards, and (iv) to make all other determinations or certifications and take such other actions in the judgment of the Board are necessary or desirable for the administration and interpretation of the 2015 Equity Incentive Plan.
Award Types. Stock options, restricted stock, and such other stock-based awards as the Board or Compensation Committee may determine, including securities convertible into our common stock, stock appreciation rights, phantom stock awards and restricted stock units. The Board may grant stock options that are incentive stock options (ISOs) or non-qualified stock options. Only employees may receive ISOs. No stock option can be exercised more than ten (10) years from the date of grant.
Award Limits. Awards intended to qualify as incentive stock options may not become exercisable in any one calendar year for shares of common stock with an aggregate fair market value of more than $100,000. The 2015 Equity Incentive Plan places an annual limit of $200,000 on the fair value of shares awarded to non-employee directors.
No Repricing. The Board may not reprice stock options or stock appreciation rights without stockholder approval.
Clawback, Recovery, and Recoupment. All awards are subject to clawback, recovery or recoupment in accordance with any compensation clawback, recovery, or recoupment policy adopted by the Board or otherwise required by applicable law, government regulation or stock exchange listing requirement and, in addition to any other remedies available under such policy and applicable law, government regulation or stock exchange listing requirement, may require the forfeiture and cancelation of outstanding awards and the recoupment of any gains realized with respect to any awards. The Board may impose any such clawback, recovery, or recoupment provisions in an award agreement as the Board determines necessary or appropriate.

Change in Control. In connection with a Change in Control as defined under the 2015 Equity Incentive Plan, the Board may (1) make provision for continuation of the award, assumption of the award by the acquiring entity or by substitution of the award on an equitable basis for the shares subject to the award, (2) accelerate vesting of an award, or (3) exchange of the award for the right to participate in an equity or benefit plan of any successor corporation.
Acceleration. The Board may at any time provide that any stock options shall become immediately exercisable in full or in part, that any restricted stock awards shall be free of some or all restrictions, or that any other stock-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that such action may cause application of Section 280G and Section 4999 of the Internal Revenue Code of 1983, as amended (the “Code”) or disqualify all or part of an incentive stock option award.
Recapitalization. In the event of certain corporate transactions or changes in corporate capitalization, the Board or the Compensation Committee will make appropriate and proportionate adjustments to the terms of the 2015 Equity Incentive Plan (e.g., the maximum number of shares available and individual limits) and outstanding awards.
Tax Withholding. The issuance of common stock in satisfaction of an award under the 2015 Equity Incentive Plan is conditioned on the participant having made arrangements for the satisfaction of tax withholding obligations, which a participant may satisfy, by making a cash payment or authorizing withholding from the participant’s compensation, and subject to prior approval of the Company by (i) causing the Company to withhold shares of common stock from the payment of an award or (ii) by delivering to the Company shares of common stock already held by the participant.
Transferability. Awards granted under the 2015 Equity Incentive Plan generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant, except as the Board may otherwise provide.
Amendment/Termination. The Board has broad authority to amend, suspend or terminate the 2015 Equity Incentive Plan, except where stockholder approval is required (i) by the rules of any securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or traded or (ii) in order to continue to comply with applicable provisions of the Code and any regulations promulgated thereunder. Amendments may not materially adversely affect participants without the consent of the affected participants.
Certain Federal Income Tax Consequences
The following discussion of the U.S. federal income tax consequences of awards under the 2015 Equity Incentive Plan is based on present federal tax laws and regulations and does not purport to be complete. Foreign, other federal, state and local taxes not described below may also apply.
Incentive Stock Options. If a stock option is an ISO, the employee does not realize income upon grant or exercise of the ISO, and no deduction is available to the company at such times, but the difference between the value of the shares of stock purchased on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the employee’s alternative minimum tax. If the shares of stock purchased upon the exercise of an ISO are held by the employee for at least two years from the date of the grant and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates.
If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the ISO, is taxed at ordinary rates as compensation paid to the employee, and the company is entitled to a deduction for an equivalent amount. Any additional gain recognized from the disposition in excess of the fair market value of the shares at the time of exercise is treated as short- or long-term capital gain depending on how long the shares have been held.
Non-Qualified Stock Options. If a stock option is a NQSO, the participant does not realize income at the time of grant of the NQSO, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares of stock on the exercise date, and the Company is entitled to a deduction for such amount. Upon disposition, any appreciation or depreciation of the shares after the date of exercise will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
Stock Awards. Upon the grant of an award of restricted shares of stock, no income is realized by the participant (unless the participant makes an election under Section 83(b) of the Code), and the company is not allowed a deduction at that time. When the restricted shares vest, the participant realizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of vesting, and, subject to the limitations of Section 162(m) of the Code, the company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of vesting will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
If a participant makes a timely election under Section 83(b) of the Code, then the participant recognizes ordinary income in an amount equal to the fair market value of the restricted shares at the time of grant (instead of the time of vesting), and, subject to the limitations of Section 162(m) of the Code, the company is entitled to a corresponding deduction at such time. Upon disposition, any appreciation or depreciation of the shares after the time of grant will be treated as short- or long-term capital gain or loss depending on how long the shares have been held.
Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income to the participant. Provided that the grant sets forth the time and form of payment (as required under Section 409A of the Internal Revenue Code), at the time the restricted stock unit award is paid to the participant in the form of shares of Company stock, the participant will recognize ordinary income equal to the then-current fair market value of the Company stock) and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any shares received upon payment of a stock-settled restricted stock unit will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of payment.
New Plan Benefits
We cannot determine the benefits or amounts that participants will receive and/or the number of shares of our common stock that will be granted under the 2015 Equity Incentive Plan because the Compensation Committee, in its discretion, will determine the amount and form of grants to eligible participants in any year. As of April 11, 2022, the closing price of a share of our common stock was $36.57.
Historical Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2015 Equity Incentive Plan since it originally became effective through of April 11, 2022.
Name and Position(1)	Number of shares subject to awards
Keith E. Pascal	2,091
Douglas G. Rauch	16,022
Cynthia A. Russo	27,744
Narinder Singh	1,851
James C. Stoffel	16,022
Savneet Singh, Chief Executive Officer and President of the Company and President of ParTech, Inc.	1,088,815
Bryan A. Menar, Chief Financial Officer and Vice President of the Company	74,849
Matthew R. Cicchinelli, Former President of PAR Government and Rome Research Corporation	53,992
Raju Malhotra, Chief Product and Technology Officer of the Company	40,701
Michael D. Nelson, President of PAR Government and Rome Research Corporation	1,695
All current executive officers as a group (5 persons)	1,268,858
All current non-employee directors as a group (5 persons)	63,730
All employees, including all current officers who are not executive officers, as a group	578,255
(1)
No awards have been granted under the 2015 Equity Incentive Plan to any associate of any of our directors (including director nominees) or executive officers, and no person received 5% or more of the total awards granted under the 2015 Equity Incentive Plan since its inception.

Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the votes cast and entitled to vote on this proposal.
The Board of Directors recommends a vote “FOR” the approval of the amendment to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT AUDITORS
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for its fiscal year ending December 31, 2022. Deloitte served as the Company’s independent auditor for its fiscal year ended December 31, 2021.
Ratification of the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of votes cast and entitled to vote on this proposal. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent auditor.
The Board of Directors recommends a vote “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.

PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table presents fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by Deloitte & Touche LLP.
	Fiscal Year Ended
Type of Fees	2021	2020
Audit Fees(1)	$1,541,624	$1,081,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$1,541,624	1,081,000
(1)
Audit Fees are fees for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. For the fiscal years ended December 31, 2021 and December 31, 2020, respectively, this included fees related to comfort letters and consents issued for certain registration statements.

The Audit Committee has established a policy to pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the Company’s independent auditors. As such, all auditing services and permitted non-audit services, including the fees and terms thereof, performed by Deloitte were pre-approved by the Audit Committee.
One or more representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement, if they so desire, and be available to answer appropriate questions.

The following table provides information about compensation plans under which shares of our common stock are authorized for issuance as of December 31, 2021.
EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Shares of common stock available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Company’s stockholders(1)	1,750,816	$17.44	963,756
Equity compensation plans not approved by the Company’s stockholders	—	—	—
Total(2)	1,750,816	$17.44	963,756
(1)
Reflects 330,000 shares available for issuance under the PAR Technology Corporation 2021 Employee Stock Purchase Plan and 633,756 shares available for issuance under the 2015 Equity Incentive Plan (column (c)), and includes 26,851 shares available for issuance under PAR Technology Corporation 2005 Equity Incentive Plan, which expired in December 2015, but outstanding awards remain (column (a)).

(2)
The table does not include 19,762 shares issuable upon the vesting of restricted stock units issued by the Company in connection with its assumption of awards in the AccSys, LLC acquisition in December 2019, and 459,319 shares issuable upon exercise of outstanding options that were assumed by the Company in connection with the acquisition of Punchh in April 2021 (which have a weighted-average exercise price of $8.06).

2023 ANNUAL MEETING
Stockholder Proposals
Stockholders may submit proposals to be considered for inclusion in our proxy materials for the 2023 annual meeting. For a stockholder proposal to be considered, the Corporate Secretary must receive the written proposal no later than 120 days prior to the one-year anniversary of the date of this proxy statement, or by December 21, 2022. Such proposal also must comply with Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
Stockholder Nominations of Directors and Other Annual Meeting Business
Our bylaws permit stockholders to nominate directors and to bring other items of business before an annual meeting of stockholders. To nominate a director or to bring other items of business before the 2023 annual meeting, a stockholder must provide notice of the nomination or other items of business to the Corporate Secretary not more than 90 days nor less than 60 days before the 2023 annual meeting. However, in the event the Company provides less than 70 days’ notice or prior public disclosure of the date of the 2023 annual meeting, a stockholder’s notice must be received not later than the close of business on the 10th day following the date on which the Company gives such notice or makes prior public disclosure. Based on an assumed annual meeting date of June 2, 2023, the deadline for stockholders to provide notice of director nominations and/or other items of business will be no earlier than March 4, 2023, and no later than April 3, 2023. In addition, a stockholder who intends to solicit proxies in support of a director nominee, must provide the notice required under Rule 14a-19 of the Exchange Act to the Corporate Secretary no later than April 4, 2023. Notices should be addressed to: Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
By Order of the Board of Directors,

Cathy A. King
Corporate Secretary
April 20, 2022
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements thereto but not including exhibits, as filed with the SEC on March 1, 2022, is available without charge upon written request to: PAR Technology Corporation, Attn: Investor Relations, 8383 Seneca Turnpike, New Hartford, New York 13413.

APPENDIX A

AMENDED AND RESTATED
PAR TECHNOLOGY CORPORATION
2015 EQUITY INCENTIVE PLAN
1 Purpose and Eligibility. The purpose of this Amended and Restated 2015 Equity Incentive Plan (the “Plan”) of PAR Technology Corporation, a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries. Any person to whom an Award has been granted under the Plan is called a “Participant”. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future Subsidiary. Additional definitions are contained in Section 10.
2. Administration.
a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Award Agreements (defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and conditions of the Awards, and (iv) to make all other determinations or certifications and take such other actions that, in the judgment of the Board, are necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry-out the Plan or to effectuate any Award and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. A Participant or other holder of an Award may contest a decision or action by the Board or other person exercising authority under the Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s or such other person’s decision or action was arbitrary or capricious or was unlawful.
b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to the Compensation Committee of the Board (the “Committee”). All references in the Plan to the “Board” shall include the Committee to the extent that some or all of such powers have been delegated to the Committee.
c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board or Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board or Committee may determine, provided that the Board or Committee shall fix the maximum number of Awards to be granted and the maximum number of shares of Common Stock issuable to any one Participant pursuant to Awards granted by such executive officers, and shall provide that no authorized executive officer may designate himself or herself or any Reporting Person (as defined below) as a recipient of any Award. Any actions taken by any executive officer of the Company pursuant to such delegation of authority shall be deemed to have been taken by the Board or the Committee, as applicable.
d. Applicability of Section Rule 16b-3. The Plan shall be administered in a manner consistent with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rules (“Rule 16b-3”), such that all Awards to Reporting Persons shall be exempt under such rule. Those provisions of the Plan that make express reference to Rule 16b-3 or are required in order for certain transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).
e. Applicability of Section 162 (m). Any provisions in the Plan to the contrary notwithstanding, whenever the Board is authorized to exercise its discretion in the administration or amendment of the Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162(m) of the Code to fail to so qualify under Section 162(m).

3. Stock Available for Awards.
a. Number of Shares. Subject to adjustment under Section 3(d), the aggregate number of shares of Common Stock that may be issued under the Plan is 4,450,000; 100% of such shares of Common Stock may be issued as Incentive Stock Options. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or treasury stock.
b. Per-Participant Limit. Subject to adjustment under Section 3(d), no Participant may be granted Awards during any one fiscal year to purchase more than the number of shares of Common Stock that are authorized for issuance under the Plan.
c. Outside Director Awards. The aggregate dollar value of Awards (based on the grant date Fair Market Value of any such Awards) granted under the Plan during any calendar year to any non-employee director of the Board (each an “Outside Director”) shall not exceed $200,000; provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as an Outside Director, the aggregate dollar value of Awards granted to the Outside Director may be up to 200% of the foregoing limit.
d. Adjustment to Stock. Subject to Section 7, in the event of a Capitalization Adjustment, the Board or Committee will appropriately and proportionately adjust (i) the number and class(es) of Stock available for Awards under the Plan and the per-Participant share limit; (ii) the class(es) and maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options; and (iii) the class(es) and number of shares of Stock or other property and value (including the price per share of Stock) subject to outstanding Awards. The Board or Committee will make such adjustments, and its determination will be final, binding and conclusive.
e. Substitute Awards. To the maximum extent permitted by applicable law and any securities exchange or NYSE rule, Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines (“Substitute Awards”) shall not be charged against the limitation provided for in Section 3(a). The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board or Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards being assumed, substituted or exchanged. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by the acquired company’s stockholders and not adopted in contemplation of such acquisition or combination, such shares (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the same class of shares of the company party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination or to any employee who first commences employment with the Company or any Subsidiary after such acquisition or combination.
4. Stock Options.
a. General. The Board or Committee may grant options to purchase shares of Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement (a “Stock Option Agreement”).

b. Incentive Stock Options. An Option that the Board or Committee intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code (“Section 422”) shall be granted only to an employee of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. Neither the Board, Committee nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.
c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Non-Qualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or determined by the Board or Committee, Options shall be taken into account in the order granted, and the Board or Committee may designate that portion of any Incentive Stock Option that shall be treated as a Non-Qualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Board or Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.
d. Exercise Price. The Board or Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.
e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or Committee may specify in the applicable Stock Option Agreement, but no Option will be exercisable more than ten (10) years from the date of grant; provided, in the case of an Incentive Stock Option granted to a Participant who, on the date of grant, owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the term of the Option shall be no longer than five (5) years from the date of grant.
f. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares of Common Stock for which the Option is exercised.
g. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board or Committee in its sole and absolute discretion:
i. by cash or check payable to the order of the Company;
ii. only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
iii. by the delivery of shares of Common Stock owned by the Participant having a Fair Market Value on the date of exercise equal to the exercise price;
iv. by the surrender of shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price; or
v. payment of such other lawful consideration as the Board may determine.

The Board or Committee shall determine in its sole and absolute discretion and subject to the securities laws and the Company’s insider trading policy whether to accept consideration other than cash.
h. Determination of Fair Market Value. For purposes of the Plan, “Fair Market Value” will be determined as follows: (i) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) for a share of Common Stock on the date of grant; or (ii) if the Company Stock does not trade on any such exchange, the average of the closing bid and asked prices for a share of Common Stock on the date of grant as reported by an over-the-counter marketplace designated by the Board; or (iii) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value of a share of Common Stock for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals). For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as applicable, for the immediately preceding trading day and with the timing formulas specified in clauses (i) and (ii) above adjusted accordingly. The Board has sole discretion to determine the Fair Market Value of a share of Common Stock for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.
i. No Repricing of Options or Stock Appreciation Rights (“SAR”). Unless otherwise approved by the Company’s stockholders, the Board or the Committee may not “reprice” any Option or SAR. For purposes of this Section 4(i) , “reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price or base price, (ii) canceling an Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or an Option, SAR, or other equity award or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 4(i) shall prevent the Board or the Committee from making adjustments pursuant to Section 3(d).
5. Restricted Stock.
a. Grants. The Board or Committee may grant Awards entitling recipients to acquire shares of Common Stock subject to such terms and conditions as shall be established by the Board or Committee consistent with the Plan (each, a “Restricted Stock Award”). Each Restricted Stock Award will be evidenced by a Restricted Stock Award Agreement (a “Restricted Stock Award Agreement”).
b. Terms and Conditions; Stock Certificates. The Board or Committee shall determine the terms and conditions of any Restricted Stock Award. Any stock certificates issued in respect of shares of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board or Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restrictions, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board or Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
6. Other Stock-Based Awards. The Board or Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board or Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of SARs, phantom stock awards or stock units; provided, however, that any such grant that would be subject to Section 409A of the Code, shall in all respects be compliant with Section 409A.
7. General Provisions Applicable to Awards.
a. Transferability of Awards. Except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution; and, during the life of the Participant, shall only be exercisable by the Participant; provided, however, except as the Board or Committee may otherwise determine or provide in an Award or Award Agreement, Non-Statutory Options and Restricted Stock Awards may be transferred during the

Participant’s lifetime pursuant to a domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Award Agreement, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to transferees authorized by this paragraph.
b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by a duly authorized officer of the Company pursuant to authority delegated by the Board or Committee (including a Stock Option Agreement and Restricted Stock Award Agreement, an “Award Agreement”). Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.
c. Discretion. The terms of each type of Award need not be identical, and the Board or Committee need not treat Participants uniformly.
d. Change of Control of the Company. Unless otherwise expressly provided in the applicable Award or Award Agreement, in connection with the occurrence of a Change in Control (as defined below), the Board or Committee shall, in its sole discretion, as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board or Committee shall specify), take one or any combination of the following actions:
(i) make appropriate provision for the continuation of the Award by the Company or the assumption of the Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares of Common Stock then subject to the Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board or Committee deems appropriate, the Fair Market Value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to the Award immediately preceding the Change of Control;
(ii) accelerate the date of exercise or vesting of the Award; or
(iii) permit the exchange of the Award for the right to participate in any stock option or other employee benefit plan of any successor corporation.
For the purpose of this Agreement, a “Change of Control” shall mean:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Outstanding Voting Stock”); provided, however, that any acquisition by the Company or its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries of 50% or more of Outstanding Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, of the Outstanding Voting Stock, shall not constitute a Change in Control; or
(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(iii) The consummation of  (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger in substantially the same proportion as their ownership immediately prior to such Merger, (B) a complete liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a Subsidiary.
e. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board or Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board or Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days (or such other time determined by the Board) prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or settled or shares of Common Stock have not previously been issued, an Award will terminate upon the consummation of such proposed action.
f. Parachute Payments and Parachute Awards. Notwithstanding any other provision of the Plan (including Section 7(d) ) or the terms of any Award Agreement, if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in the Award Agreement and other provisions of the Plan without regard to this Section 7(f) (the “Parachute Awards”) shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant; provided, however, that if the after-tax value of the Parachute Awards (including taking into consideration any tax under Section 4999 of the Code) would exceed the after-tax value of the Parachute Awards after taking into consideration such potential reduction or delay, then the Awards shall become immediately exercisable, realizable and vested in accordance with the terms of the Plan and the applicable Award Agreements without regard to the provisions of this sentence. All determinations required to be made under this Section 7(f) shall be made by the Company or a tax attorney or accountant selected by the Company.
g. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
h. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.
i Clawback, Recovery and Recoupment. All Awards shall be subject to clawback, recovery or recoupment in accordance with any compensation clawback, recovery or recoupment policy adopted by the Board or otherwise required by applicable law, government regulation or stock exchange listing requirement and, in addition to any other remedies available under such policy and applicable law, government regulation or stock exchange listing requirement, may require the forfeiture and cancelation of outstanding Awards and the recoupment of any gains realized with respect to any Awards. The Board may impose any such clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.
8. Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of shares of Common Stock covered by an Award. The Company shall have the right to deduct or withhold from payments of any kind otherwise due to the Participant any federal, state, local or other income and employment taxes of any kind required by law to be withheld with respect to any shares of Common Stock covered by an Award. Subject to the prior approval of the Company, including without limitation, its determination that such withholding complies with applicable tax and securities laws, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy the tax obligations, in whole or in part, (a) by causing the Company to withhold or retain shares of Common Stock from the Award creating the tax obligation or (b) by delivering to the Company shares of Common Stock already owned by the Participant; provided that the shares withheld, retained or delivered shall be valued at their Fair Market Value as shall be determined by the Company as of the date the amount of tax obligation is determined. A Participant who has made an election pursuant to this Section may only satisfy his or her tax obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The delivery of shares of Common Stock may be delayed by the Company until the Participant has made arrangements for the satisfaction of such tax withholding obligations to the satisfaction of the Company.
9. Treatment of Award if Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board or Company, on the date of such termination and the Award shall thereupon be forfeited. For purposes of the Plan, “for Cause” shall be defined as follows: (a) if the Participant has executed an employment agreement, the definition of  “Cause” contained therein, if any, shall govern, or otherwise (b) conduct, as determined by the Board or Committee, involving one or more of the following: (i) gross misconduct; (ii) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; (iii) the unauthorized use or disclosure of any trade secret or confidential information of the Company (or of any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any non-competition, non-disparagement or non-solicitation covenant or assignment of inventions obligation with the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (v) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; (vi) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; (vii) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; or (viii) intentional violation of securities laws or the Company’s Insider Trading Policy. In the event of a conflict between “for Cause” as defined the Plan and any other agreement to which the Participant is otherwise subject, the terms that are enforceable and most protective of the Company shall govern. In making such determination, the Board or Committee shall act reasonably and fairly. The Board or Committee may in its discretion waive or modify the provisions of this Section with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.
10. Miscellaneous.
a. Definitions.
(i) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.
(iii) “Common Stock” means the common stock of the Company.
(iv) “Subsidiary” has the meaning in Section 424(f) of the Code, provided, however, for purposes of Awards other than Incentive Stock Options, “Subsidiary” shall also include any other business venture in which the Company has a direct or indirect significant interest that allow it to be treated as a subsidiary for purposes of Rule 405 promulgated under the Securities Act of 1933, as amended.
b. No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant at any time, with or without “for Cause”, with or without advance notice, and for any reason or no reason, free from any liability or claim under the Plan.
c. No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.
d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders in 2019 (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.
e. Amendment of Plan. Subject to the limitations set forth in this Section 10(e), the Board or Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards to continue to comply with applicable provisions of the Code, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Board or the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board or the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board or the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 10(e) shall materially adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.
f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of incorporation of the Company, Delaware, without regard to any applicable conflicts of law.
Approvals:
Adopted by the Board of Directors on: April 16, 2019
Approved by the Company’s stockholders on: June 10, 2019, as amended June 4, 2020 and June 3, 2022.

PAR TECHNOLOGY CORPORATION
PAR TECHNOLOGY PARK 8383 SENECA TURNPIKE
NEW HARTFORD, NY 13413-4991

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PAR2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78530-P68637 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAR TECHNOLOGY CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominees:	**For**	**Withhold**
1a. Savneet Singh	☐	☐
1b. Keith E. Pascal	☐	☐
1c. Douglas G. Rauch	☐	☐
1d. Cynthia A. Russo	☐	☐
1e. Narinder Singh	☐	☐
1f. James C. Stoffel	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D78531-P68637

REVOCABLE PROXY - PAR TECHNOLOGY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - JUNE 3, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Savneet Singh and Cathy A. King or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of common stock of PAR Technology Corporation (the "Company") which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held on Friday, June 3, 2022 at 10:00 a.m. (Eastern Time), at www.virtualshareholdermeeting.com/PAR2022 and at any adjournment or postponement thereof, for the matters set forth and more particularly described in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the nominees for director, and FOR Proposals 2, 3 and 4, and in the proxies' discretion with respect to such other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side